Exhibit 4.1

Full House Resorts, Inc.

AND EACH OF THE GUARANTORS PARTY HERETO

8.250% SENIOR SECURED NOTES DUE 2028

INDENTURE

Dated as of February 12, 2021

Wilmington Trust, National Association

Trustee

i

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of February 12, 2021 among Full House Resorts, Inc., a Delaware corporation, the Guarantors (as defined) and Wilmington Trust, National Association, as trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8.250% Senior Secured Notes due 2028 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01	Definitions.

“2024 Notes” means the principal Indebtedness outstanding from the collective note issuances from February 2018 and May 2019 due in 2024.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, (1) Indebtedness, Disqualified Stock or Preferred Stock of any other Person existing at the time such other Person is merged, acquired, consolidated, liquidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness, Disqualified Stock or Preferred Stock is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that, for the avoidance of doubt, if such Indebtedness, Disqualified Stock, or Preferred Stock is redeemed, retired, or defeased (whether by covenant or legal defeasance), repurchased, discharged or otherwise repaid or acquired (or if irrevocable deposit has been made for the purpose of such repurchase, redemption, retirement, defeasance (whether covenant or legal), discharge or repayment or other acquisition) at the time, or substantially concurrently with the consummation, of the transaction by which such Person is merged, acquired, consolidated, liquidated or amalgamated with or into or became a Restricted Subsidiary (including by designation) of such specified Person, then such Indebtedness, Disqualified Stock, or Preferred Stock shall not constitute Acquired Debt.

“Act of Required Secured Parties” means, as to any matter at any time (other than with respect to the amendment or supplement to a Collateral Document prior to the Discharge of Priority Lien Obligations), a direction in writing delivered to the Collateral Trustee by or with the written consent of, either the holders of, or the Secured Debt Representatives representing the holders of, in each case, more than 50% of the sum of (such Person(s) whose direction constitutes an Act of Required Secured Parties pursuant to this first paragraph, a “Controlling Secured Party”):

(1)the aggregate outstanding principal amount of Secured Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(2)other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Debt; provided, however, that if at any time the only remaining Secured Debt Obligations are Hedging Obligations, then the term “Act of Required Secured Parties” will mean the holders of a majority of the aggregate “settlement amount” (or similar term) as defined in (and as calculated pursuant to the terms of) the Hedge Agreements (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount, if any, then due and payable by the Company or any other grantor party to the Collateral Trust Agreement (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements; provided, further, that any Hedge Agreement with a “settlement amount” (or similar term) or termination payment that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Secured Parties.”

provided, that notwithstanding the foregoing, at all times prior to the discharge of the Secured Debt Obligations in respect of the notes, only the trustee, and no other party, shall be entitled to direct and instruct the Collateral Trustee, without any condition or restriction whatsoever, with respect to any action, direction, exercise of rights or remedies, enforcement, supplement or modification of any Collateral Documents (including, without limitation, the Cash Collateral and Disbursement Agreement and any other Collateral Document or provision thereof that is solely for the benefit of the Senior Secured Notes Secured Parties) or other matter in respect of or related to the Separate Collateral, and the Collateral Trustee shall be entitled to rely on such direction or instruction from the trustee with respect to the Separate Collateral.

Notwithstanding the foregoing, following the Standstill Period (as defined in the Collateral Trust Agreement) in connection with the exercise of remedies, and if and only for so long as the Collateral Trustee has not otherwise been instructed to commence and diligently pursue the exercise of remedies by a Controlling Secured Party (or unless such Persons are stayed or otherwise precluded from giving such direction by law, regulation or order, in which case the first paragraph above shall remain controlling until such Persons are no longer stayed or otherwise precluded from commencing or pursuing the exercise of remedies and have not instructed the Collateral Trustee to commence and diligently pursue the exercise of remedies), “Act of Required Secured Parties” shall mean a direction in writing delivered to the Collateral Trustee by or with the written consent of, either the holders of, or the Secured Debt Representatives representing the holders of, in each case any Series of Secured Debt; provided, that if there shall at any time be two or more sets of holders of, or the Secured Debt Representatives representing the holders of, in each case any Series of Secured Debt who wish to commence or continue the exercise of remedies following the Standstill Period (as defined in the Collateral Trust Agreement) pursuant to this paragraph, then the direction of such holders, or the Secured Debt Representatives representing the holders of, in each case the Series of Secured Debt for the then highest outstanding principal amount shall be entitled to commence or control the exercise of remedies; provided, further, that the Collateral Trustee shall be provided with and entitled to rely upon (without independent inquiry) an Officer’s Certificate from any such holders or Secured Debt Representative with respect to the outstanding principal amount of its respective Series of Secured Debt.

Additionally, in the case of any amendment or supplement to a Collateral Document prior to the Discharge of Priority Lien Obligations, an “Act of Required Secured Parties” shall mean a direction in writing delivered to the Collateral Trustee by the Controlling Priority Lien Representative.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(1)the present value at such redemption date of (i) the redemption price of such Note at February 15, 2024, plus (ii) all required interest payments due on such note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(2)the then outstanding principal amount of such note,

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no obligation to verify or confirm any such calculation.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale”  means the sale, lease, conveyance or other disposition of any assets or rights of the Company or any of its Restricted Subsidiaries to any party that is not the Company or any such Restricted Subsidiary; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described in Section 4.13 and/or the provisions described in Section 5.01 and not by the provisions described in Section 4.10.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

(2)the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out, non-performing or obsolete assets (including the disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole) in the ordinary course of business and dispositions of FF&E in the ordinary course of business pursuant to an established program for the maintenance and upgrading of such FF&E;

(3)an issuance of Capital Stock by a Restricted Subsidiary that is a Guarantor to the Company or to another Restricted Subsidiary that is a Guarantor;

(4)the sale or other disposition of cash or Cash Equivalents;

(5)a Restricted Payment that does not violate the covenant described above under Section 4.07 or a Permitted Investment;

(6) the exchange of FF&E (including slot machines and other gaming devices) for other similar FF&E which is useful in the Permitted Business;

(7)licenses and sublicenses granted by the Company or any of its Restricted Subsidiaries of any software or intellectual property;

(8)the granting of Permitted Liens;

(9)the sale or discount, in each case without recourse, of accounts receivable;

(10)an Event of Loss; and

(11)the voluntary termination of any Hedging Obligations.

“Assignment of Leases and Rents” means any assignment of leases and rents or similar agreements granting Liens and/or assigning leases and rents with respect to real property of the Company or any Restricted Subsidiary by the Company or any Restricted Subsidiary to the Collateral Trustee for the benefit of the Secured Parties.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company or any other Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person, in each case which are designated by the Company to the Collateral Trustee and each Secured Debt Representative as Bank Product Obligations by written notice in accordance with the Collateral Trust Agreement.

“Bank Product Provider” means any Person to whom Bank Product Obligations are owing.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have Beneficial Ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1)with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)with respect to a partnership, the board of directors of the general partner of the partnership;

(3)with respect to a limited liability company, the managing member or members, any controlling committee of managing members thereof, or the board of directors of the managing member; and

(4)with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)in the case of a corporation, corporate stock;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral and Disbursement Agreement” means the Cash Collateral and Disbursement Agreement dated as of the date of this Indenture, among the Company, the Collateral Trustee, the Independent Construction Consultant and the Disbursement Agent.

“Cash Equivalents” means:

(1)United States dollars;

(2)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Fitch rating of “B” or better;

(4)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and

(5)money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition, if such fund has assets of not less than $500.0 million.

“Cash Management Account” means the Cash Management Account (as defined in the Cash Collateral and Disbursement Agreement) to be maintained by FHR-Colorado, LLC with Capital One, National Association and pledged to the Collateral Trustee pursuant to the Security Agreement.

“CFC” means a controlled foreign corporation as defined in Section 957 of the United States Internal Revenue Code of 1986, as amended.

“Change of Control” means the occurrence of any of the following:

(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of the Company, or the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);

(2)the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), other than in connection with any transaction or transactions in which the record holders of the Voting Stock of the Company immediately prior to such transaction or transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means (a) the Shared Collateral and (b) the Separate Collateral.

“Collateral Documents” means, collectively, the Security Agreement, the Cash Collateral and Disbursement Agreement, the Collateral Trust Agreement, the Deeds of Trust, the Assignments of Leases and Rents, the Environmental Indemnity Agreements, all control agreements entered into pursuant to this Indenture, the Security Agreement or the Cash Collateral and Disbursement Agreement, each consent and agreement among the Company, the applicable contractor and the Collateral Trustee required to be entered into pursuant to the Cash Collateral and Disbursement Agreement, and all financing statements related to the security interests granted by the Security Agreement and any other document or instrument providing for a Lien on or a security interest in any personal tangible or intangible property or real property as security for any or all of the Obligations of the Company or any Restricted Subsidiary of the Company under this Indenture and the notes or any of the foregoing documents, or providing for the perfection of any such Lien or security interest.

“Collateral Trustee” means Wilmington Trust, National Association, in its capacity as collateral trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Collateral Trust Joinder” means certain joinder documents provided for in the Collateral Trust Agreement relating to (1) additional Secured Debt, (2) the addition of additional Grantors or (3) Hedging Obligations or Bank Product Obligations.

“Company” means Full House Resorts, Inc., and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)provision for taxes based on income or profits of such Person for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)Fixed Charges of such Person for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)any cost, charge, fee or expense (including discounts and commissions and including fees and charges incurred in respect of letters of credit or bankers’ acceptance financings) associated with any Indebtedness, including a refinancing thereof (whether or not successful) and the offering of the notes, any acquisition, any disposition, any equity offering, any recapitalization or Permitted Investment to the extent deducted in computing such Consolidated Net Income; plus

(4)cost savings that result, and cost savings that are expected in good faith to result, from actions taken, committed to be taken or planned to be taken, in each case within 12 months after the end of the relevant four consecutive fiscal quarters as certified in an Officer’s Certificate and calculated on a “run rate” basis such that the full recurring benefit associated therewith is taken into account without double counting the amount of actual benefits realized in connection therewith, during such four consecutive fiscal quarter period; provided that the aggregate amount added back in any period pursuant to this clause (4) shall not exceed 20% of Consolidated Cash Flow (calculated prior to any adjustment pursuant to this clause (4)); plus

(5)Pre-Opening Expenses not to exceed $10.0 million in any period of four consecutive fiscal quarters; plus

(6)any unusual or non-recurring losses or expenses not to exceed $2.5 million in any period of four consecutive fiscal quarters; plus

(7)depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses, losses or charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person for such period to the extent that such depreciation, amortization and other non-cash expenses, losses or charges were deducted in computing such Consolidated Net Income; plus

(8)any losses resulting from mark to market accounting of swap contracts or other derivative instruments; plus

(9)the amount of any restructuring costs, charges, accruals, expenses or reserves (including those relating to severance, relocation costs, contract termination costs and one-time compensation charges), costs and expenses incurred in connection with any non-recurring strategic initiatives, integration costs, referendum costs and other business optimization expenses (including incentive costs and expenses relating to business optimization programs and signing, retention and completion bonuses) and costs associated with establishing new facilities (other than to the extent such items represent the reversal of any accrual or reserve added back in a prior period); minus

(10)non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded: (i) the cumulative effect of a change in accounting principles; (ii) non-cash losses relating to the impairment or write-down in the carrying value of assets (including the impairment charges for any goodwill); (iii) any losses or write-offs of deferred financing charges and/or original issue discount in connection with the repayment of Indebtedness by the Company or any of its Restricted Subsidiaries; (iv) any non-cash gains or losses attributable to movement in the mark-to-market valuation of Hedging Obligations; (v) any gain or loss (together with any related provision for taxes thereon) realized in connection with any asset sale outside the ordinary course of business, (vi) any non-cash charges or expenses related to the repurchase of stock options or the Warrants, (vii) any expenses or reserves for liabilities to the extent that the Company or any of its Restricted Subsidiaries is entitled to indemnification therefor under binding agreements; provided that any such liabilities for which the Company or any of its Restricted Subsidiaries is not actually indemnified shall reduce Consolidated Net Income for the period in which it is determined that the Company or such Restricted Subsidiary will not be indemnified (to the extent such liabilities would otherwise reduce Consolidated Net Income without giving effect to this clause (vii)), (viii) losses, to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is not denied by the applicable carrier in writing within 180 days and in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption, (ix) the Net Income of any Unrestricted Subsidiary; provided, that Consolidated Net Income of the Company and its Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments (including management fees) that are actually paid or are payable in cash to the Company or a Restricted Subsidiary thereof in respect of such period by such Persons (or to the extent converted into cash).

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1)the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2)the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Construction Disbursement Account” means the Construction Disbursement Account (as defined in the Cash Collateral and Disbursement Agreement) to be maintained by FHR-Colorado, LLC with Capital One, National Association and pledged to the Collateral Trustee pursuant to the Security Agreement.

“Controlling Priority Lien Representative” means at any time the Priority Lien Representative that represents the Series of Priority Lien Debt with the then largest outstanding principal amount.

“Credit Facility” means the super-senior debt facility existing at or before the issuance of the notes, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Cripple Creek Expansion Completion Date” means, with respect to the Cripple Creek Expansion Project, the first time that the Independent Construction Consultant shall have delivered an Officer’s Certificate to the Trustee certifying that the Cripple Creek Expansion Project is substantially complete in all material respects in accordance with the Plans (as defined in the Cash Collateral and Disbursement Agreement) and all applicable building laws, ordinances and regulations.

“Cripple Creek Expansion Opening Date” means, with respect to the Cripple Creek Expansion Project, the first time that the Independent Construction Consultant shall have delivered a certificate to the Trustee certifying that the Cripple Creek Expansion Project is open to the general public and operating in accordance with applicable law in all material respects.

“Cripple Creek Expansion Opening Deadline” means the date that is 4 months after the date the Company is obligated to complete the Cripple Creek Expansion Project pursuant to the Development Agreement approved by the Cripple Creek City Council, as the same may be amended from time to time.

“Cripple Creek Expansion Project” means the additional parking structure with at least 300 parking spaces, hotel with at least 256 rooms, casino with at least 720 gaming positions (assuming each table represents six gaming positions) and related amenities proposed for construction after the date hereof in Cripple Creek, Colorado substantially adjacent to Bronco Billy’s Hotel & Casino, Buffalo’s Casino, and Billy’s Casino.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee which at any time its corporate trust business shall be administered, which office is as of the Issue Date, located at the address specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to Holders and the Company.

“Credit Agreement” means that certain Credit Agreement, anticipated to be entered into after the date of this Indenture by and among the Company, the Guarantors, Capital One, National Association as administrative agent, and the lenders party thereto from time to time, providing for up to $15,000,000 of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, any Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Deed of Trust” means any deed of trust, mortgage or similar agreement granting Liens on real property interests of the Company or any Restricted Subsidiary by the Company or any Restricted Subsidiary for the benefit of the Collateral Trustee on behalf of the Secured Parties.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Development Agreement” means the development agreement between the City of Cripple Creek and FHR-Colorado, LLC dated June 27, 2018 and the first amendment to development agreement dated July 1, 2020 (as such document may be further amended, restated, supplemented or otherwise modified from time to time).

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disbursement Agent” means Wilmington Trust, National Association in its capacity as the disbursement agent under the Cash Collateral and Disbursement Agreement, and its successors and replacements as provided in the Cash Collateral and Disbursement Agreement.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)with respect to each Series of Priority Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt of such Series of Priority Lien Debt (other than any undrawn letters of credit) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Secured Debt Documents for such Series of Secured Debt;

(3)with respect to any undrawn letters of credit constituting Priority Lien Debt, either (x) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt or (y) the issuer of each such letter of credit has notified the Collateral Trustee in writing that alternative arrangements satisfactory to such issuer and to the holders of the related Series of Priority Lien Debt that has reimbursement obligations with respect thereto have been made; and

(4)payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

provided, however, that if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company thereafter enters into any Priority Lien Document evidencing a Priority Lien Debt which incurrence is not prohibited by any applicable Secured Debt Document, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Collateral Trust Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Priority Lien Debt in accordance with the Collateral Trust Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of the Collateral Trust Agreement, including for purposes of the payment priorities and rights in respect of Collateral set forth in the Collateral Trust Agreement and any Parity Lien Obligations shall be deemed to have been at all times Parity Lien Obligations and at no time Priority Lien Obligations.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Event of Loss” means, with respect to any asset, any (1) loss, destruction or damage of such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such asset, or confiscation of such asset or the requisition of the use of such asset or (3) settlement in lieu of clause (2) above.

“Environmental Indemnity Agreement” means any environmental indemnity agreement by the Company or any Restricted Subsidiary for the benefit of the Collateral Trustee for the benefit of the Secured Parties.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public offering or private sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to which the Company receives net proceeds of at least $5.0 million.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means:

(1)any leases, permits, licenses (including without limitation Gaming Licenses), other contracts or agreements or other assets or property to the extent that a grant of a Lien thereon (i) is prohibited by law or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the grantor therein pursuant to the applicable law or (ii) would require the consent of third parties and such consent has not been obtained after the Company or the applicable Grantor has used commercially reasonable efforts to obtain such consent or (iii) other than as a result of requiring a consent of third parties that has not been obtained, would result in a breach of the provisions thereof, or constitute a default under or result in a termination of, such material lease, permit, license, contract or agreement (other than to the extent that any such provision thereof would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition, the provisions that would be so breached or such breach, default or termination or immediately upon the obtaining of any such consent, the Excluded Assets shall not include, and the Company or such other Grantor, as applicable, shall be deemed to have granted a security interest in, all such leases, permits, licenses, other contracts and agreements and such other assets and property as if such prohibition, the provisions that would be so breached or such breach, default or termination had never been in effect and as if such consent had not been required; ;

(2)any assets sold or transferred by the Company or any other Grantor to a Person other than the Company or any other Grantor in transactions that are permitted by the Secured Debt Documents;

(3)any “intent-to-use” application for registration of a mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(4)any property now owned or hereafter acquired by the Company or any other Grantor that is subject to a purchase money Lien or a capital lease permitted under each of the Secured Debt Documents if the contractual obligation pursuant to which such Lien is granted (or the documentation providing for such purchase money Lien or capital lease) prohibits the creation by the Company or such Grantor of a Lien thereon or requires the consent of any person other than the Company or such Grantor and its Affiliates which consent has not been obtained as a condition to the creation of any other Lien on such property;

(5)any motor vehicles, rolling stock, vessels (in the case of vessels, to the extent having a fair market value of less than $1,000,000) and other assets subject to a certificate of title, in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC financing statement;

(6)equity interests in any Person other than direct or indirect wholly-owned Subsidiaries of the Company or any other Grantor, to the extent prohibited under the organizational documents of such non-wholly owned Subsidiary or which cannot be pledged without the consent of one or more third parties (it being understood and agreed that the Company and each other Grantor and its Subsidiaries shall be required to take commercially reasonable efforts to receive any such consent but in no event shall such efforts require the payment of any fee or other consideration in furtherance thereof) other than the Company or the other Grantors or their respective direct or indirect wholly-owned Subsidiaries (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), in each case, unless such consent has been obtained;

(7)the voting capital stock or other voting equity interest of (i) any first-tier CFC of the Company or any other Grantor and (ii) any first-tier FSHCO of the Company or any Grantor, in each case,

in excess of 65% of the issued and outstanding voting capital stock or other voting equity interest of such Person; and

(8)any real property interests of the Company or any Grantor designated as Excluded Assets as of the date of issuance of the Notes, including those fee and leasehold interests set forth on any schedule of real property excluded assets attached to the Security Agreement.

“Expansion Capital Expenditures” means any capital expenditure by the Company or any of its Restricted Subsidiaries in respect of the purchase, construction or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties that, in the Company’s reasonable determination, adds to or significantly improves (or is reasonably expected to add to or significantly improve) the property of the Company and its Restricted Subsidiaries, excluding capital expenditures made in the ordinary course made to maintain, repair, restore or refurbish the property of the Company and its Restricted Subsidiaries in its then existing state or to support the continuation of such Person’s day to day operations as then conducted.

“FF&E” means furniture or equipment used in the ordinary course of the business of the Company or any of its Subsidiaries.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture), and as evidenced by a resolution of the Board of Directors of the Company and an Officer’s Certificate if expected to be greater than $2.5 million.

“Final Disbursement of Funds” means the final disbursement of funds from the Construction Disbursement Account, if any, to the Payment Account pursuant to the Cash Collateral and Disbursement Agreement.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided that for the purposes of calculating (i) Fixed Charge Coverage Ratio as of the end of the first full fiscal quarter after an Expansion Capital Expenditure (including the Cripple Creek Expansion Project) or any new operations of the Company or any Restricted Subsidiary that was organically developed (e.g., not an acquisition but self-developed or self-constructed) opened for business (each, a “Pro-rating Event”), the Consolidated Cash Flow attributable to such Pro-rating Event shall be deemed to equal (x) the Consolidated Cash Flow attributable to such Pro-rating Event for the one full fiscal quarter after the Pro-rating Event multiplied by (y) 4.0, (ii) Fixed Charge Coverage Ratio as of the end of the second full fiscal quarter after the Pro-rating Event, the Consolidated Cash Flow attributable to such Pro-rating Event shall be deemed to equal (x) the Consolidated Cash Flow attributable to such Pro-rating Event for the two full fiscal quarters after the Pro-rating Event multiplied by (y) 2.0, and (iii) the Fixed Charge Coverage Ratio as of the end of the third full fiscal quarter after the Pro-rating Event, Consolidated Cash Flow attributable to such Pro-rating Event shall be deemed to equal (x) the Consolidated Cash Flow attributable to such Pro-rating Event for the three full fiscal quarters after the Pro-rating Event multiplied by (y) 1.333.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4)if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding (i) amortization of debt issuance costs, (ii) non-cash interest and (iii) non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments; plus

(2)the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(3)any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)the amount of all dividend payments on any series of Disqualified Stock or Preferred Stock of such Person or Preferred Stock of such Person’s Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Subsidiary of such Person to such Person or a Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period.

“FSHCO” shall mean any direct or indirect Subsidiary of the Company incorporated or organized under the laws of the United States, any state thereof or the District of Columbia that has no material assets other than capital stock (or capital stock and Indebtedness) of one or more direct or indirect CFCs.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (applicable to non-governmental entities) or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Gaming” means any and all gaming activities authorized under applicable state law.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the federal government or any state, city or other political subdivision, whether now or hereafter in existence, or any officer or official thereof, and any division of any other agency, but only to the extent that such agency, authority, board, bureau, commission, department, office or instrumentality possesses authority to regulate any Gaming operation owned, managed or operated, or proposed to be owned, managed or operated, by the Company or any of its Subsidiaries.

“Gaming Laws” means the gaming laws or regulations of any jurisdiction or jurisdictions to which the Company or any of its Subsidiaries are, or may at any time after the date of this Indenture, be subject.

“Gaming License” means every license, permit, franchise or other authorization from any Gaming Authority required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct Gaming activities of the Company or any of its Subsidiaries, including all licenses granted under applicable federal, state, foreign or local laws.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

“Government Securities” means securities that are:

(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Grantors” means the Company, the Guarantors and any Person (if any) that at any time provides collateral security for any Secured Debt Obligations.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedge Agreement” means any Interest Rate Agreement; provided that the counterparty thereto has delivered a Collateral Trust Joinder in respect thereof and the other requirements of the Collateral Trust Agreement have been complied with.  As used herein, “Hedge Agreement” shall include any Interest Rate Agreement constituting a “master agreement” and any related Swap Transaction; provided, however that a Collateral Trust Joinder pursuant to the Collateral Trust Agreement shall only be required once for each master agreement and shall not be required for each individual Swap Transaction thereunder.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)in respect of borrowed money;

(2)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)in respect of banker’s acceptances;

(4)representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Construction Consultant” means DRB Development Solutions and its successors or replacements as provided in this Indenture and the Cash Collateral and Disbursement Agreement.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Macquarie Capital, Capital One Securities and Union Gaming

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices and is not for speculative purposes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  The acquisition by the Company or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “Certain Covenants—Restricted Payments.”  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means February 12, 2021.

“Joint Venture” means any Person, other than an individual or a wholly owned Subsidiary of the Company, in which the Company or a Restricted Subsidiary or the Company (directly or indirectly) holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

“Lease Transaction” means any lease, sublease, or grant of a license, concession or other agreement to occupy, manage or use any material portion of any Property.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however:

(1)any gain, together with any related provision for taxes on such gain, realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or the tax effect of any such loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable directly as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Loss Proceeds” means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss, net of:

(1)the direct costs of recovery of such proceeds (including, without limitation, legal, accounting and investment banking fees, appraisal fees and insurance adjuster fees); and

(2)taxes paid or payable directly as a result thereof.

“Non-Recourse Debt” means Indebtedness:

(1)as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is acceptable to the Trustee which opinion shall be addressed to the Trustee and the Collateral Trustee, as applicable, in their respective capacities as such, that meets the requirements of Section 13.05 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Parity Lien” means a Lien granted, or purported to be granted, by a security document to the Collateral Trustee, at any time, upon any property of the Company or any other Grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1)the notes issued on the Issue Date; and

(2)any other Indebtedness of the Company and the other Grantors (including additional notes issued after the Issue Date under this Indenture) that is secured by a Parity Lien and that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that such Indebtedness was incurred pursuant to clauses (ii) or (xxi) of the second paragraph of Section 4.09 or is Permitted Refinancing Indebtedness incurred pursuant to clause (iii) of the second paragraph of Section 4.09 to renew, refund, refinance, replace, defease or discharge such Indebtedness that is secured by Liens pursuant to the Collateral Trust Agreement that rank pari passu with the Liens over the Shared Collateral (or, in the case of additional notes issued under this Indenture, the Collateral) that secure the notes offered hereby; provided further that:

(a)on or before the date on which such Indebtedness is incurred by the Company or by a Grantor, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt; and

(b)the Parity Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with the Collateral Trust Agreement.

For the avoidance of doubt, Hedging Obligations and Bank Product Obligations do not constitute Parity Lien Debt but Hedging Obligations shall constitute Parity Lien Obligations and Bank Product Obligations may constitute Parity Lien Obligations.

“Parity Lien Documents” means, collectively, this Indenture and any indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the security documents.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations of each Grantor in respect thereof, together with all Hedging Obligations and Bank Product Obligations that are designated as Parity Lien Obligations pursuant to the Collateral Trust Agreement.

“Parity Lien Representative” means: (a) in the case of the Notes, the Trustee; or (b) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, and that has executed a Collateral Trust Joinder.

“Payment Account” means the Payment Account (as defined in the Cash Collateral and Disbursement Agreement) to be maintained by FHR-Colorado, LLC with Capital One, National Association and pledged to the Collateral Trustee pursuant to the Security Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means (i) Gaming and any other business or activity that in management’s judgment is incidental, related or complementary thereto and/or that supports or tends to increase customer traffic to any Property, including without limitation any related hotel, hospitality, food, beverage, entertainment, day care, golf and other resort sports, auto and truck travel plaza or transportation activities and (ii) the management of gaming and related businesses.

“Permitted Investments” means:

(1)any Investment in the Company or any of its Guarantors;

(2)any Investment in an Unrestricted Subsidiary, including the licensing or contribution of intellectual property, from the proceeds of an Equity  Offering to the extent such proceeds have not been applied pursuant to  clause (a) of Section 3.07, clause (a)(iv)(C)(2) of Section 4.07, clause (b)(iv) of Section 4.07, clause (vi) of paragraph (b) of Section 4.09 and clause (2) of this definition of “Permitted Investments”;

(3)any Investment in Cash Equivalents;

(4)any Investment in Government Securities in accordance with the Cash Collateral and Disbursement Agreement;

(5)any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of that Investment, the Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any of its Guarantors or such Person becomes a Restricted Subsidiary of the Company;

(6)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described in Section 4.10;

(7)loans and advances to officers, directors and employees for business-related travel expenses, moving or relocation expenses and other similar expenses, in each case, made in the ordinary course of business;

(8)loans or advances to officers, directors, managers and employees in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)any Investment made in gaming debts incurred by patrons of any casino owned or operated by the Company or any of its Restricted Subsidiaries in the ordinary course of business or Investments received in settlements made with respect thereto;

(10)any Guarantee of Indebtedness permitted to be incurred under the covenant described in Section 4.09;

(11)Investments in prepaid expenses, prepaid assets, negotiable instruments held for collection or deposit and lease, utility and workers’ compensation, performance or other similar deposits made in the ordinary course of business;

(12)Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any of its Restricted Subsidiaries, including by way of a merger, amalgamation or consolidation with or into the Company, such Restricted Subsidiary or affiliate entity in a transaction that is not prohibited by Section 5.01 after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)any Investment received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes with Persons who are not Affiliates of the Company or its Restricted Subsidiaries;

(14)Investments represented by Hedging Obligations, so long as such Hedging Obligations are not used for speculative purposes;

(15)repurchases of the Notes;

(16)Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(17)in connection with the operations of the Cripple Creek Expansion Project or after the Cripple Creek Expansion Opening Date, Investments in Joint Ventures established to develop or operate nightclubs, bars, restaurants, hotels, timeshares, recreation, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within, in close proximity to or otherwise for the benefit of any Property of the Company and its Restricted Subsidiaries (as reasonably determined by Company); provided that Investments pursuant to this clause (17) shall not exceed $5.0 million in the aggregate outstanding at any time, plus an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment;

(18)after the Cripple Creek Opening Date, Investments in Joint Ventures or other non-wholly owned Subsidiaries of the Company or any of its Restricted Subsidiaries taken together with all other Investments made pursuant to this clause (18) that are at that time outstanding not to exceed $5.0 million (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus any reduction in the amount of such Investments as provided in the definition of “Investments;”

(19)Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business and any earnest money deposits in connection therewith;

(20)the exercise by Company of its lease buyout rights under the Christmas Casino Lease Agreement and the Silver Slipper Lease Agreement; and

(21)after the Cripple Creek Expansion Opening Date, other Investments in any Person other than an Affiliate of the Company that is not a Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding not to exceed $5.0 million.

“Permitted Lease Transaction” means a Lease Transaction of the Company or any of its Restricted Subsidiaries:

(1)with respect to any space with any Person that:

(a)will not materially interfere with, impair or detract from the operations of Gaming on any Property;

(b)contains rent and such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable in light of the prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues; and

(c)complies with all applicable law; or

(2)that is a management or operating agreement;

provided, however, that no Permitted Lease Transaction may provide that the Company or Restricted Subsidiary subordinate its leasehold or fee interest to any lessee or any financing party of any lessee.

“Permitted Liens” means:

(1)Liens securing the notes and the obligations of the Company or any of its Restricted Subsidiaries arising under this Indenture and the Collateral Documents;

(2)Liens in favor of the Company or the Guarantors;

(3)Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(4)Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (including, without limitation, pledges or deposits made in connection with obligatory workers’ compensation laws, unemployment insurance or similar laws) incurred in the ordinary course of business;

(5)Liens to secure Indebtedness permitted by clause  (ii) of the second paragraph of Section 4.09, which Liens may be designated as Priority Liens or Parity Liens; provided that the lender(s) or provider(s), or the trustee, agent or representative of the lenders or providers, of any such Indebtedness has become a party to the Collateral Trust Agreement;

(6)Liens to secure Indebtedness permitted by clause (v) of the second paragraph of Section 4.09;

(7)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(9)Liens arising as a result of survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(10)Liens arising by reward of any judgment, decree or order of any court but not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(11)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(12)Liens incurred as a result of any interest or title of a lessor or lessee under any operating lease of property;

(13)Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)Liens on construction accounts (including related investments, governmental securities, etc., thereunder) for expansion projects related to Indebtedness permitted to be incurred under this Indenture;

(15)Liens existing on the date of this Indenture;

(16)pledges incurred or deposits made to secure obligations from contractual requirements relating to the acquisition of licenses for software, purchases of assets, insurance, environmental remediation or similar matters in the ordinary course of business of the Company;

(17)Permitted Vessel Liens;

(18)Liens existing on the Issue Date;

(19)Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(20)filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(21)Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)grants of software and other technology licenses in the ordinary course of business;

(23)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)Liens on property or assets (including Capital Stock) of a Person (or its Subsidiaries) existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or otherwise becomes a Subsidiary of the Company and amendments or modifications thereto and replacements or refinancings thereof; provided that such Liens were not granted in connection with, or in anticipation of, such merger or consolidation or acquisition and do not extend to any assets other than those of such Person (and its Subsidiaries) merged into or consolidated with the Company or the Subsidiary or which becomes a Subsidiary of the Company;

(25)Liens disclosed by the title insurance policies delivered on or subsequent to the Issue Date pursuant to any Credit Facility and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the

Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Indenture;

(26)Liens securing Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes);

(27)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(28)Liens to secure Indebtedness incurred under clause (xxi) of the second paragraph of Section 4.09; provided that such Indebtedness is secured on a pari passu or junior basis with respect to the notes and may be designated as Parity Liens (but not Priority Lien Debt);

(29)Liens arising under applicable Gaming Laws; provided, however, that no such Lien constitutes a Lien securing repayment of Indebtedness for borrowed money;

(30)other Liens incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of their Properties which were not created in connection with the incurrence of Indebtedness and do not in the aggregate materially detract from the value of such Properties or materially impair the use thereof; and

(31)Liens securing Indebtedness; provided, that the principal amount of such Indebtedness secured pursuant to this clause (31) together with all other Indebtedness then outstanding and does not to exceed $5.0 million, which Liens may be designated as Parity Liens but not Priority Liens.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

(1)the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)unless such Indebtedness is incurred through an issuance of notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3)if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date at least one year later than the final maturity date of, and is subordinated in right of payment to, the notes, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Vessel Liens” means maritime Liens on ships, barges or other vessels for damages arising out of a maritime tort, wages of a stevedore, when employed directly by a person listed in 46 U.S.C. Section 31341, crew’s wages, salvage and general average, whether now existing or hereafter arising and other maritime Liens which arise by operation of law during normal operations of such ships, barges or other vessels.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PPP Legislation” means the SBA’s Paycheck Protection Program created under Title I of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (Pub. L. No. 116-136 (H.R. 748)) (including, without limitation, rules, regulations, guidelines, requirements and directives thereunder or issued in connection therewith or in the implementation thereof, regardless of the date enacted, adopted, issued or implemented).

“PPP Loan Debt” shall mean any Indebtedness incurred by the Company or its Subsidiaries pursuant to the PPP Legislation and successor legislation.

“Preferred Stock” means any Capital Stock of a Person that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“Pre-Opening Expenses” shall mean all costs of start-up activities related to the Cripple Creek Expansion Project that are required to be expensed (and are not capitalized) in accordance with The American Institute of Certified Public Accountants’ Statement of Position 98-5.

“Priority Lien” means a Lien granted, or purported to be granted, by a security document to the Collateral Trustee for the benefit of the holders of Priority Lien Obligations, at any time, upon any property of the Company or any other Grantor to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(1)Indebtedness (including letters of credit and reimbursement obligations with respect thereto) under the Credit Agreement or, to the extent so designated, incurred pursuant to clauses (ii) of the second paragraph of Section 4.09; and

(2)any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto and additional borrowings under the Credit Agreement) under any other Credit Facility that is secured equally and ratably with the Indebtedness described in clause (1) of this definition by a Priority Lien that was permitted to be incurred and so secured as Priority Lien Debt under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a)on or before the date on which such Indebtedness is incurred by the Company such Indebtedness is designated by the Company, in an Officer’s Certificate delivered in accordance with the terms of the Collateral Trust Agreement to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt; and

(b)the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with the Collateral Trust Agreement.

(c)For the avoidance of doubt, Bank Product Obligations do not constitute Priority Lien Debt but may constitute Priority Lien Obligations.

“Priority Lien Documents” means the Credit Agreement and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred and the security documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations of each Grantor in respect thereof, together with all Bank Product Obligations that are designated as Priority Lien Obligations pursuant to the Collateral Trust Agreement.

“Priority Lien Representative” means: (a) the administrative agent under the Credit Agreement; or (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt, and that has executed a Collateral Trust Joinder.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” means any property operated by the Company or its Subsidiaries.

“Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Stock.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Representative” means the indenture trustee or other trustee, agent or representative for any Secured Debt.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SBA” means the United States Small Business Administration, together with successors and assigns.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice, the lapse of time, or both, but after all applicable grace and cure periods) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Lien” means a Lien granted to the Collateral Trustee or other Secured Debt Representative under any Secured Debt, at any time, upon the Collateral to secure Secured Debt Obligations.

“Secured Debt Obligations” means Parity Lien Obligations and Priority Lien Obligations.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives, including the Senior Secured Notes Secured Parties and the Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement dated as of the date of this Indenture among the Company, the Guarantors, the other assignors from time to time party thereto and the Collateral Trustee.

“Senior Secured Notes Secured Parties” means the holders of the Notes (including any additional Notes issued under this Indenture), the Trustee, the Disbursement Agent, and the Collateral Trustee, on behalf of the Senior Secured Notes Secured Parties.

“Separate Collateral” means the Construction Disbursement Account, the Cash Management Account and the Payment Account, and any cash, securities or other property on deposit therein or credited thereto.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, Indebtedness under the Credit Agreement and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Priority Lien Debt.

“Shared Collateral” means the Equity Interests in the Restricted Subsidiaries of the Company and all properties and assets of the Company and the other Grantors now owned or hereafter acquired with respect to which each of the Secured Parties are (or are purported to be) granted Liens as security for any Secured Debt Obligations; provided that “Shared Collateral” shall not include (a) the Excluded Assets or (b) the Separate Collateral.

“Senior Secured Notes” means the Company’s 8.250% Senior Notes due 2028 issued pursuant to this  Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); and

(3)any instrumentality or subdivision or subunit of the Company or any of its Subsidiaries that has a separate legal existence or status or whose property and assets would not otherwise be bound by the terms of this Indenture.

“Swap Transactions” means any and all such transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Hedge Agreement.

“Treasury Rate” means, at the time of computation by the Company, the weekly average (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to February 15, 2024; provided, however, that if the period from the redemption date to February 15, 2024 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used

“Trustee” means Wilmington Trust, National Association, in its capacity as Trustee hereunder until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that (a) by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York or (b) the security interest in any Collateral cannot be perfected under the New York UCC but such security interest may be perfected under the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary (and any of its Subsidiaries) pursuant to a resolution of the Board of Directors, but only to the extent that as of the time of such designation:

(1)such Subsidiary has no Indebtedness other than Non-Recourse Debt;

(2)such Subsidiary does not own Capital Stock or Indebtedness of or hold any Liens on any Property of the Company or any Subsidiary of the Company that is not a Subsidiary so designated;

(3)is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(4)is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such person to achieve any specified levels of operation results;

(5)has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(6)prior to the Cripple Creek Expansion Opening Date, such Subsidiary has not entered into any business or transaction other than the development, construction, ownership and operation of the Waukegan Project.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warrant Put Debt” means Indebtedness incurred by the Company in accordance with the Warrant Purchase Agreement.

“Warrant Purchase Agreement” means the warrant purchase agreement dated May 13, 2016, among the Company and certain purchasers thereto.

“Warrants” means, for so long as they remain outstanding, those certain warrants issued by the Company to acquire shares of common stock of the Company, issued pursuant to the Warrant Purchase Agreement

“Waukegan Project” means the Company's proposed casino and hotel project to be located in Waukegan, Illinois.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)the then outstanding principal amount of such Indebtedness.

Section 1.02	Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03

Defined in
Term	Section
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03	[Reserved]
Section 1.04	Rules of Construction.

Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)“or” is not exclusive;

(d)“including” is not limiting;

(e)words in the singular include the plural, and in the plural include the singular;

(f)“will” or “shall” shall be interpreted to express a command;

(g)provisions apply to successive events and transactions; and

(h)references to sections of or rules under the Securities Act or Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating.

(a)General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Global Notes.  Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A1) hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)Temporary Global Notes.  Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Restricted Period will be terminated upon the receipt by the Trustee of:

(i)an Officer’s Certificate from the Company.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchangeable for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.

(ii)Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02	Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by one Officer  (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03	Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06	Transfer and Exchange.

(a)Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(i)the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(ii)the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(iii)there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)both:

(1)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)both:

(1)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)the Registrar receives the following:

(1)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph  (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph  (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)the Registrar receives the following:

(1)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)the Registrar receives the following:

(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)the Registrar receives the following:

(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)Private Placement Legend.

(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT

AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE/AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(ii)Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF FULL HOUSE RESORTS, INC..

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR

ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(g)Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)General Provisions Relating to Transfers and Exchanges.

(i)To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.10, 4.13 and 9.05 hereof).

(iii)The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)Neither the Registrar nor the Company will be required:

(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws.

(vii)Members of, or Participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.07	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the

Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company upon its written request therefor.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a)the clause of this Indenture pursuant to which the redemption shall occur;

(b)the redemption date;

(c)the principal amount of Notes to be redeemed; and

(d)the redemption price.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements (so long as the Trustee is actually knows of such listing); provided that, no notes of $1,000 or less can be redeemed in part.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03	Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 15 days  but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or send such notices electronically in accordance with the applicable procedures of the Depositary in the case of the Notes in global form), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

(a)The notice will identify the Notes to be redeemed and will state:

(b)the redemption date;

(c)the redemption price;

(d)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(e)the name and address of the Paying Agent;

(f)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(i)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(j)any condition to such redemption.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 30 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent.  In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) by the redemption date (whether the original redemption date or the redemption date so delayed). In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption unless the Company defaults in payment of the redemption price.

Section 3.05	Deposit of Redemption or Purchase Price.

At least one Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of  accrued interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of  accrued interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07	Optional Redemption.

(a)At any time prior to February 15, 2024, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 108.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), in an amount not to exceed the net proceeds from an Equity Offering by the Company to the extent such proceeds have not been applied pursuant to: this clause (a) of Section 3.07, clause (a)(iv)(C)(2) of Section 4.07, clause (b)(iv) of Section 4.07, clause (vi) of paragraph (b) of Section 4.09 and clause (2) of the definition of “Permitted Investments” ; provided that:

(i)at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries or Affiliates) remains outstanding immediately after the occurrence of such redemption; and

(ii)the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(b)At any time prior to February 15, 2024, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)Except pursuant to the two preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to February 15, 2024.

(d)On or after February 15, 2024, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2024	104.125%
2025	102.063%
2026 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08	Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09	Gaming Redemption

Each Holder, by accepting a Note, will be deemed to have agreed that if at any time a Gaming Authority determines, and a Holder or Beneficial Owner of the note is notified, that:

(a)the Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable Gaming Law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days, or any shorter period as may be required by the applicable Gaming Authority;

(b)the Holder or Beneficial Owner will not be licensed, qualified or found suitable under an applicable Gaming Law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked; or

(c)the Holder or Beneficial Owner has been found to be unsuitable for any required license, qualification or finding of suitability;

then, the Company, at its option, may:

(a)require that the Holder or Beneficial Owner dispose of such Holder’s or Beneficial Owner’s notes within such time period as may be required by the applicable Gaming Authority, but in any event within 30 days of (A) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability, or (B) the receipt of the notice from the applicable Gaming Authority that the Holder or Beneficial Owner will not be licensed, qualified or found suitable or that such license, qualification or finding of suitability has not been renewed upon its expiration or has been revoked; or

(b)redeem such Holder’s or Beneficial Owner’s notes at a price equal to the least of (A) 100% of the principal amount thereof, (B) the price at which the Holder or Beneficial Owner acquired the notes and (C) the Fair Market Value of the notes, together with, in each case, accrued and unpaid interest, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by the applicable Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner will not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner will have no further rights (1) to exercise any right (voting or otherwise) conferred by the notes, any Collateral Documents or the Collateral Trust Agreement, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the notes or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the notes.

The Holder or Beneficial Owner of the notes applying for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for this qualification or finding of suitability.  The Company is not required to pay or reimburse any Holder or Beneficial Owner of the notes who is required to apply for any license, qualification or finding of suitability.

Section 3.10	Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Secured Debt that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Secured Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Secured Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail (or send such notices electronically in accordance with the applicable procedures of the Depositary in the case of Notes in global form), a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(a)that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(b)the Offer Amount, the purchase price and the Purchase Date;

(c)that any Note not tendered or accepted for payment will continue to  accrue interest;

(d)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to  accrue interest after the Purchase Date;

(e)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(f)that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, , telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(i)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Company will maintain in the continental United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, however, that the Trustee shall not be deemed an agent of the Company or any Guarantor for service of legal process.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in continental United States for such purposes.

The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03	Reports.

(a)Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations; provided, however, that, the Company will be deemed to have furnished such reports to the Trustee if (i) the Company has filed (or, in the case of a Form 8-K, furnished) such reports with the SEC via the EDGAR filing system and such reports are publicly available, or (ii) the reports are posted and publicly available on the Company’s website:

(i)all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(ii)all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. The Company will at all times comply with TIA §314(a).

If, at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Company will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 4.03, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls.

Section 4.04	Compliance Certificate.

(a)The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture  and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture  (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto)

(b)[Reserved]

(c)So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 5 Business Days upon any Officer becoming aware of any Default or Event of Default that remains continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05	Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06	Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	Restricted Payments.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(ii)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Equity Interests of the Company or any direct or indirect parent of the Company;

(iii)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or a purchase, repurchase, or other acquisition of Indebtedness subordinated in right of payment to the notes or any Note Guarantee made in contemplation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, redemption or other acquisition; or

(iv)make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, after the Cripple Creek Expansion Opening Date at the time of and after giving effect to such Restricted Payment:

(A)no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(C)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clause (i) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(1)50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) for the period beginning on the first day of the first fiscal quarter commencing after the date of this Indenture to the end of the Company’s most recently ended fiscal quarter for which financial statements of the Company are available at the time of such Restricted Payment (or, if such

Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)100% of the aggregate net cash proceeds received by the Company since the date of this Indenture from an Equity Offering to the extent such proceeds have not been applied pursuant to: paragraph (a) of Section 3.07, this clause (a)(iv)(C)(2) of this Section 4.07, clause (b)(iv) of this Section 4.07, clause (vi) of paragraph (b) of Section 4.09 and clause (2) of the definition of “Permitted Investments”; plus

(3)to the extent that any Restricted Investment that was made after the date of this Indenture is sold, liquidated, repaid or otherwise disposed of for cash or Cash Equivalents (or in the case of a Restricted Investment that is a Guarantee, if such Guarantee is released, the initial amount of such Restricted Investment), the lesser of (a) the cash or Cash Equivalents return of capital received with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment; plus

(4)to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation;

(5)$2.0 million; plus

(6)100% of any dividends or distributions received in cash and 100% of the Fair Market Value of any Property received in any such dividend or distribution by the Company or a Restricted Subsidiary after the date of this Indenture from an Unrestricted Subsidiary of the Company.

(b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the provisions of Section 4.07(a) hereof will not prohibit:

(i)the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(ii)the redemption or repurchase of any Indebtedness of the Company (or of any Restricted Subsidiary of the Company) required by, and in accordance with, any order of any Gaming Authority or deemed necessary by the Board of Directors of the Company in order to avoid the suspension, revocation or denial of a Gaming License;

(iii)the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any employee of the Company (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $1.0 million in any 12-month period;

(iv)the making of any Restricted Payments other than Investments in Unrestricted Subsidiaries with the net cash proceeds of one or more Equity Offerings; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from: clause (a) of Section 3.07, clause (a)(iv)(C)(2) this Section 4.07, this clause (b)(iv) of this Section 4.07, clause (vi) of paragraph (b) of Section 4.09 and clause (2) of the definition of “Permitted Investments;

(v)the repurchase, redemption or other acquisition or retirement for value of the Warrants with the proceeds from the issuances of the notes;

(vi)the payment, by the Company, of cash in lieu of the issuance of fractional shares upon the exercise of any option, warrant or similar instrument or upon the conversion or exchange of Equity Interests of the Company; and

(vii)other Restricted Payments not to exceed $5.0 million in the aggregate since the date of this Indenture; provided, however, that if the Cripple Creek Expansion Opening Date occurs by the Cripple Creek Expansion Opening Deadline, the amount of other Restricted Payments permitted by this clause (vii) shall be $10.0 million in the aggregate since the date of this Indenture.

(c)The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

Section 4.08	[Reserved].
Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or permit any Restricted Subsidiary to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness and any Guarantor may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal consolidated financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b)The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the incurrence by the Company and its Restricted Subsidiaries of (a) Indebtedness represented by this Indenture, and the Notes and Note Guarantees issued on the date of this Indenture and (b) each of their obligations arising under the Collateral Documents to the extent such obligations constitute Indebtedness;

(ii)the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and reimbursement obligations with respect to letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (2), not to exceed $15.0 million; provided, however, that if the Cripple Creek Expansion Opening Date occurs by the Cripple Creek Expansion Opening Deadline, the amount permitted by this clause (2) shall be $25.0 million; provided further that Indebtedness under this clause (2) may be designated as Parity Lien Debt or Priority Lien Debt;

(iii)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted by this Indenture to be incurred under clause (i), (ii), (iii), (vi), or (ix) of this paragraph (b) of Section 4.09;

(iv)the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(v)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Attributable Debt, Capital Lease Obligations, FF&E financing arrangements, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred in connection with capital expenditures or for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, renovation, repair, expansion, replacement, refurbishment or improvement of property (real or personal), plant or equipment used or useful in the business of the Company or any of its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount or accreted value, as applicable, not to exceed $15.0 million;

(vi)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness equal to 200.0% of the net cash proceeds received by the Company since the Issue Date from an Equity Offering to the extent such proceeds have not been applied pursuant to: clause (a) of Section 3.07, clause (a)(iv)(C)(2) of Section 4.07, clause (b)(iv) of Section 4.07, this clause (vi) of paragraph (b) of this Section 4.09 and clause (2) of the definition of “Permitted Investments”;

(vii)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances and performance and surety bonds in the ordinary course of business;

(viii)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(ix)the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and its Restricted Subsidiaries;

(x)the incurrence by the Company or any of its Restricted Subsidiaries arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xi)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness deemed to exist pursuant to the terms of a Joint Venture agreement as a result of a failure of the Company or such Restricted Subsidiary to make a required capital contribution therein; provided, that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related Joint Venture;

(xii)the incurrence of unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(xiii)the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock;

(xiv)the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided, that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(xv)the incurrence by the Company or any of the Guarantors of Indebtedness in respect of bid, payment or other performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, completion guarantees and letters of credit provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business (including to support the Company’s or any of its Restricted Subsidiaries’ applications for Gaming Licenses or for the purposes referenced in this clause (xv)), and reimbursement obligations in respect of the foregoing;

(xvi)Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with any Investments or any acquisition or disposition of any business, assets or a subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing that acquisition;

(xvii)Acquired Debt and other Indebtedness of Persons outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any of its Restricted Subsidiaries or incurred or issued to finance a merger consolidation or other acquisition; provided, however, that (A) at the time such Person is acquired, either (i) on the date of such transaction after giving pro forma effect thereto and as if the same had occurred at the beginning of the applicable four-quarter period, the Company and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this section or (ii) on the date of such transaction after giving pro forma effect thereto and as if the same had occurred at the beginning of the applicable four-quarter period the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be no lower than such ratio immediately prior to such acquisition or merger or (B) such Indebtedness is Indebtedness of a Restricted Subsidiary that existed at the time such Person became a Subsidiary and was not created in contemplation thereof;

(xviii)Indebtedness consisting of the financing of insurance premiums;

(xix)PPP Loan Debt;

(xx)the finance lease at our Rising Star Casino Resort, not to exceed $4.0 million; and

(xxi)the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding under this clause (xxi), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xxi), not to exceed $15 million, provided, however, that if the Cripple Creek Expansion Opening Date occurs by the Cripple Creek Expansion Opening Deadline, the amount of Indebtedness permitted by this clause (xxi) shall be $25.0 million; provided further that Indebtedness under this clause (xxi) may be designated as Parity Lien Debt (but not Priority Lien Debt).

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of the provisions of the Collateral Trust Agreement or by virtue of being unsecured or by virtue of being secured on a senior, parity, or junior Lien  basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxi) above,  the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09.  The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(a)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b)the principal amount of the Indebtedness (including the accrued amount of any interest payable-in-kind), in the case of any other Indebtedness;

(c)in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

(d)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i)the Fair Market Value of such assets subject to such Lien at the date of determination; and

(ii)the amount of the Indebtedness of the other Person secured by such Lien.

Section 4.10	Asset Sales.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(ii)at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash.  For purposes of this provision, each of the following will be deemed to be cash:

(A)any liabilities, as shown on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that unconditionally releases the Company or such Restricted Subsidiary from further liability; and

(B)any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

(b)Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(i)to repay Indebtedness (other than notes) incurred pursuant to clauses (ii), (iii), (ix) and (xxi) of paragraph (b) of Section 4.09;

(ii)to make a capital expenditure or to make other expenditures for maintenance, repair, expansion or improvement of existing properties or the design and construction of new properties; provided, however, that the Company (or the applicable Restricted Subsidiary of the Company, as the case may be) shall be deemed to have complied with this provision if, within the 365-day period, it has entered into an agreement to take any of the foregoing actions in accordance with this provision and such action is completed within 365 days after the end of such 365-day period; or

(iii)to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; provided, however, that the Company (or the applicable Restricted Subsidiary of the Company, as the case may be) shall be deemed to have complied with this provision if, within the 365-day period, it has entered into an agreement to acquire other assets in accordance with this provision and that acquisition is completed within 180 days after the end of such 365-day period.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary of the Company) will temporarily invest such Net Proceeds (other than Net Proceeds attributable to FF&E subject to a Lien described in clause (6) of the definition of “Permitted Liens”) in Cash Equivalents which will be held in an account in which the Collateral Trustee will have a first priority perfected security interest, subject to Permitted Liens, for the benefit of the Holders of the Notes, and the holders of any

Secured Debt, in accordance with this Indenture, the Collateral Documents and the Collateral Trust Agreement.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.”  Within 10 days after the date that the aggregate amount of Excess Proceeds exceeds $10 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of Secured Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of notes and such Secured Debt that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture, the Collateral Documents or the Collateral Trust Agreement.  If the aggregate principal amount of notes and Secured Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will purchase the notes and such other Secured Debt on a pro rata basis.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11	Transactions with Affiliates.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make, modify, waive, amend or otherwise change any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2.5 million, unless:

(i)the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)the Company delivers to the Trustee:

(A)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or, if there is no disinterested members of the Board of Directors, such Affiliate Transaction has been approved unanimously by the members of the Board of Directors of the Company; and

(b)The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(i)transactions exclusively between or among (a) the Company and one or more Guarantors or (b) Guarantors;

(ii) any employment agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries that has been approved by a majority of disinterested members of the Board of Directors of the Company;

(iii)payment of reasonable and customary fees and compensation paid to, and indemnities and similar arrangements or provided on behalf of, the Board of Directors and  officers, directors or employees of the Company or any of its Restricted Subsidiaries;

(iv)any transaction with respect to which the Company or any of its Restricted Subsidiaries obtains an opinion as to the fairness to the Company or such Restricted Subsidiary, as applicable, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

(v)loans or advances to employees in the ordinary course of business;

(vi)any payments or other transactions pursuant to a tax sharing agreement or other tax management arrangement between the Company and any other Person with which the Company files a consolidated, unitary or combined tax return or with which the Company is part of a consolidated, unitary or combined group for tax purposes;

(vii)certain transactions in effect on the Issue Date and set forth on a schedule to this Indenture;

(viii)transactions with Joint Ventures and Subsidiaries thereof and Unrestricted Subsidiaries relating to the provision of management services, overhead, sharing of customer lists, licensing or sharing intellectual property and customer loyalty programs or that are approved by a majority of the disinterested members of the Company’s Board of Directors (or by the audit committee or any committee of the Board of Directors consisting of disinterested members of the Board of Directors) (a director shall be disinterested if he or she has no interest in such Joint Venture or Unrestricted Subsidiary other than through the Company and its Restricted Subsidiaries); and

(ix)Restricted Payments that do not violate Section 4.07 hereof;

Section 4.12	Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, or on any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13	Offer to Repurchase Upon Change of Control.

(a)Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to minimum denominations of $2,000 or an integral multiple of $1,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid, if any, on the Notes repurchased to the date of, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date the “Change of Control Payment”). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(i)that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes tendered will be accepted for payment;

(ii)the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)that any Note not tendered will continue to accrue interest;

(iv)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to a minimum denomination of $2,000 in principal amount or an integral multiple of $1,000.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

(b)On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c)The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Notwithstanding anything to the contrary in this Section 4.13, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(d)Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. In such a case, the related notice shall describe such condition, and if applicable, shall state that, in the Company’s discretion, the purchase date may be delayed until such time as such condition shall be satisfied (provided that in no event shall such purchase date be delayed to a date later than 60 days after the date on which such notice was mailed), or such purchase may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the purchase date, or by the purchase date as so delayed.

Section 4.14	Event of Loss; Offer to Repurchase on Event of Loss

(a)After any Event of Loss with respect to any Property (other than Events of Loss with respect to the Cripple Creek Expansion Project prior to the Cripple Creek Expansion Completion Date, which will be governed by the Cash Collateral and Disbursement Agreement), the Company (or the applicable Restricted Subsidiary of the Company, as the case may be) may apply the Net Loss Proceeds from such Event of Loss (1) to repay Indebtedness incurred pursuant to clauses (v) and (ix) of paragraph (b) of Section 4.09 solely (a) if such Indebtedness is secured by the asset that was the subject of the Event of Loss and (b) to the extent expressly required by the documents that evidence such Indebtedness, but shall otherwise apply such Net Loss Proceeds from such Event of Loss (2) to the rebuilding, repair, replacement or construction of improvements to such Property, with no concurrent obligation to make any purchase of any notes, provided, that, with respect to clause (2) above:

(i)the Company (or the applicable Restricted Subsidiary of the Company, as the case may be) delivers to the trustee within 120 days of such Event of Loss a written opinion from a reputable contractor that, with respect to such Property, the Property can be rebuilt, repaired, replaced or constructed, and in a condition to be operating, within 365 days following the receipt of the funds to rebuild, repair, replace the Property; and

(ii)the Company (or the applicable Restricted Subsidiary of the Company, as the case may be) delivers to the Trustee within 150 days of the Event of Loss an Officer’s Certificate certifying that (i) the Company or such Restricted Subsidiary has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above and, together with any anticipated revenues projected to be generated during the repair or restoration period, to pay debt service on its Indebtedness during the repair or restoration period and (ii) in such officer’s reasonable opinion and good faith judgments, the Property may be rebuilt, repaired, replaced or constructed and operating within 365 days following the receipt of the insurance proceeds with respect to such Event of Loss;

provided that the provisions of this paragraph will not apply to any Event of Loss with a Fair Market Value (or replacement cost, if greater) of less than $5 million.

(b)To the extent any Net Loss Proceeds are to be used for the rebuilding, repair, replacement or construction of improvements to any Property, the Company will in good faith pursue such activities so that such Property can be operating as soon as practicable.  The ability of the Company to repair or restore any of the Collateral following an Event of Loss with respect to the Cripple Creek Expansion Project that occurs on or prior to the Cripple Creek Expansion Completion Date will be governed by the Cash Collateral and Disbursement Agreement.

(c)Pending the final application of any Net Loss Proceeds, the Company (or the applicable Restricted Subsidiary of the Company) will temporarily invest such Net Loss Proceeds (other than Net Loss Proceeds attributable to FF&E subject to a Lien described in clause (6) of the definition of “Permitted Liens”) in Cash Equivalents which will be held in an account in which the Collateral Trustee will have a first priority perfected security interest, subject to Permitted Liens, for the benefit of the Holders of the notes and the holders of any Secured Debt, in accordance with this Indenture, the Collateral Documents and the Collateral Trust Agreement.

(d)Any Net Loss Proceeds that are not applied or are not permitted to be applied (i) as provided in clause (a) of this Section 4.14 or (ii) to repay, repurchase or redeem Priority Lien Obligations will be deemed “Excess Loss Proceeds”; provided, however, that any amounts to which the provisions of clause (a) of this Section 4.14 do not apply because of the proviso in such paragraph shall not constitute Excess Loss Proceeds.  Within 10 days after the date that the aggregate amount of Excess Loss Proceeds exceeds $10 million, the Company will make an offer (an “Event of Loss Offer”) to all Holders of Notes, and all Holders of Secured Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of events of loss, to purchase the maximum principal amount of notes and Secured Debt that may be purchased out of the Excess Loss Proceeds.  The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash.  If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use those Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture, the Collateral Documents or the Collateral Trust Agreement.  If the aggregate principal amount of notes and Secured Debt tendered into such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Company will purchase the notes and such other Secured Debt on a pro rata basis.  Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Event of Loss Offer.  To the extent that the provisions of any securities laws or regulations conflict with the “Event of Loss” provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Event of Loss” provisions of this Indenture by virtue of such compliance.

In the event of an Event of Loss pursuant to clause (3) of the definition of “Event of Loss” with respect to any assets that have a Fair Market Value (or replacement cost, if greater) in excess of $5.0 million, the Company (or the applicable Restricted Subsidiary of the Company, as the case may be) will be required to receive consideration (1) equal to at least 85% of the Fair Market Value (evidenced by a resolution of the Company’s Board of Directors set forth in an Officer’s Certificate delivered to the trustee) of the property or assets subject to the Event of Loss and (2) at least 75% of which is in the form of Cash Equivalents.

Section 4.15	Remaining Funds

(a)If after the Final Disbursement of Funds after the Cripple Creek Expansion Completion Date there are any unused amounts in the Construction Disbursement Account in excess of the sum of $10.0 million and amounts contributed by the Company to the Construction Disbursement Account (other than proceeds of the Notes) after the date of issuance of the notes (such funds, the “Remaining Funds”), then the Company shall make an offer (the “Remaining Funds Offer”) to all Holders of Notes to purchase Notes in an aggregate amount equal to 50% of any unused amounts in the Construction Disbursement Account; provided, that, with respect to the Remaining Funds Offer, the offer price for the Remaining Funds Offer shall be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of repurchase in accordance with the procedures set forth in this Indenture; further provided, that, with respect to the Remaining Funds Offer:

(i)if the aggregate principal amount of notes surrendered by Holders thereof exceeds the Remaining Funds, the Trustee shall select notes to be purchased as described Section 3.02;

(ii)to the extent any amounts remain after the Remaining Funds Offer, such amounts shall remain in the Payment Account where such funds may be used for any purpose required or permitted by this Indenture; and

(iii)the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to the Remaining Funds Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions set forth in this section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such compliance.

Section 4.16	Additional Note Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the date of this Indenture that (i) incurs or guarantees Indebtedness under the Credit Facility or (ii) incurs, Guarantees or otherwise becomes liable for any other Indebtedness of either the Company or any Guarantor in an aggregate amount in excess of $10.0 million, then, in either case, that Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Officer’s Certificate and Opinion of Counsel to the Trustee within 30 days of the date on which it was acquired or created. The form of such supplemental indenture is attached as Exhibit F hereto.

Section 4.17	Limitation on the Creation of Subsidiaries

The Company shall not, directly or indirectly, form, acquire or own any Restricted Subsidiary, unless such Restricted Subsidiary:

(a)becomes a guarantor of the Company’s obligations under the Notes and hereof;

(b)executes a supplemental indenture in form satisfactory to the Trustee and delivers an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Restricted Subsidiary and constitutes a valid and binding agreement of that Restricted Subsidiary, enforceable in accordance with its terms (subject to customary exceptions); and

(c)becomes a party to the Collateral Trust Agreement as a Grantor (as defined therein) and becomes a party to the Security Agreement as a Grantor (as defined therein), in each case, in accordance with the terms thereof;

Section 4.18	Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either (1) an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or (2) a  Permitted Investment, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Notwithstanding anything to the contrary herein, the Company and its Restricted Subsidiaries shall not transfer to an Unrestricted Subsidiary (1) any casinos owned as of the date of this Indenture or (2) any existing or future Gaming Licenses related to any such casinos (including, but not limited to, sports betting or internet or mobile gaming).

Section 4.19	Maintenance of Insurance

The Company and each of its Restricted Subsidiaries will maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self-insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty. Customary insurance coverage will be deemed to include, without limitation, the following:

(a)occupational injury and/or workers’ compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

(b)comprehensive general liability insurance, automobile insurance and underground storage tank insurance, each with minimum limits of $1.0 million;

(c)umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies with a minimum limit of $10.0 million;

(d)business interruption insurance for a business of similar type and size; and

(e)property insurance protecting any Property against losses or damages as is customarily covered by an “all- risk” policy or a property policy covering “special” causes of loss for a business of similar type and size; provided, however, that such insurance will provide coverage of not less than 100.0%

of actual replacement value of any improvements customarily insured consistent with industry standards and with an all other peril deductible no greater than 1.0% of the insured value of such Property or such greater amount as is available on commercially reasonable terms for catastrophic perils of flood, windstorm or earthquake.  The Company and each of its Restricted Subsidiaries shall cause the Collateral Trustee to be the lender loss payee with respect to such property insurance.

All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than VII, in each case on the date each such policy is issued to the Company or Restricted Subsidiary, as the case may be, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker.

Within 10 days after January 1st of each year, the Company shall provide to the Trustee a Officer’s Certificate stating that it and each of its Restricted Subsidiary is in compliance with this covenant.

Section 4.20	Use of Proceeds

The Company will deposit approximately $180.0  million into the Construction Disbursement Account. The funds in the Construction Disbursement Account will be invested as set forth in the Cash Collateral and Disbursement Agreement and will be disbursed only in accordance with the Cash Collateral and Disbursement Agreement. Amounts in excess of deposits to be in the Construction Disbursement Account will be used to redeem the 2024 Notes, to pay the transaction fees and expenses related to the offer and sale of the notes, to repurchase Warrants and for general corporate purposes, including acquisitions and investments.

Section 4.21	Additional Collateral: Acquisition of Assets or Property

Except for Excluded Assets, concurrently with the acquisition by the Company or any Restricted Subsidiary of the Company of any assets or property with a Fair Market Value (as determined by the Board of Directors of the Company) in excess of $5.0 million individually or $10.0 million in the aggregate, to the extent not prohibited by Gaming Authorities or applicable law, the Company or such Restricted Subsidiary will:

(a)(i) in the case of personal property, authorize and deliver to the Collateral Trustee such UCC financing statements or take such other actions as shall be necessary or (in the opinion of the Collateral Trustee) desirable to perfect and protect the Collateral Trustee security interest in such assets or property and (ii) in the case of real property, authorize and deliver such mortgages or deeds of trust or take such other actions as shall be necessary or (in the opinion of the Collateral Trustee) desirable to perfect and protect the Collateral Trustee security interest in such real property; and

(b)promptly deliver to the Collateral Trustee such Opinions of Counsel, if any, with respect to the foregoing (including opinions as to enforceability and perfection of security interests) to the extent obtainable on commercially reasonable terms.

Section 4.22	Further Assurances

The Company and each of its Restricted Subsidiaries will do, execute, acknowledge, deliver, record, rerecord, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to:

(a)carry out more effectively the purposes of the Collateral Documents;

(b)subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

(c)perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

(d)better assure, convey, grant, assign, transfer, preserve, protect and confirm to the trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Trustee under the Collateral Documents or under any other instrument executed in connection therewith.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture, any of the Collateral Documents, any security document, or the Collateral Trust Agreement which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), the Company (or, if applicable, any of its Restricted Subsidiaries) will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company (or any such Restricted Subsidiary) for such governmental consent, approval, recording, qualification or authorization.

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets.

The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (without giving effect to any property or assets of any Unrestricted Subsidiary), in one or more related transactions, to another Person, unless:

(a)either:

(i)the Company is the surviving corporation; or

(ii)the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia (the “Surviving Entity”);

(b)the Surviving Entity (if other than the Company) assumes all the obligations of the Company under the Notes, this Indenture and the Secured Debt Documents pursuant to agreements executed and delivered to the Trustee;

(c) immediately after giving effect to such transaction, no Default or Event of Default exists;

(d)the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

(e)the Surviving Entity:

(i)will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(ii)will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period,  be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(f)such transaction would not require any Holder or beneficial owner of the notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner of the notes would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction

(g)the Collateral owned by the Surviving Entity will (a) continue to constitute Collateral under this Indenture and the Secured Debt Documents and (b) not be subject to any other Lien, other than Permitted Liens and other Liens permitted under Section 4.12;

(h)to the extent any assets of the Person which is merged or consolidated with or into the Surviving Entity are assets of the type which would constitute Collateral under the Secured Debt Documents, the Surviving Entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Secured Debt Documents in the manner and to the extent required in this Indenture or any of the Secured Debt Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Secured Debt Documents

(i)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental agreements comply with this Indenture and all conditions precedent have been satisfied; and

No Guarantor may, directly or indirectly, consolidate or merge with or into another Person (whether or not such Guarantor is the surviving corporation) unless:

(a)either: (a) the Guarantor is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the “Surviving Guarantor Entity”);

(b)the Surviving Guarantor Entity (if other than the Guarantor) assumes all the Obligations of the Guarantor under its Note Guarantee, this Indenture and the Secured Debt Documents pursuant to agreements executed and delivered to the trustee;

(c)immediately after such transaction no Default or Event of Default exists;

(d)the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

(e)the Company:

(i)will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(ii)will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth  in Section 4.09(a);

(iii)such transaction would not require any Holder or beneficial owner of the notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner of the notes would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction;

(iv)the Collateral owned by the Surviving Guarantor Entity will (a) continue to constitute Collateral under this Indenture and the Secured Debt Documents and (b) not be subject to any other Lien, other than Permitted Liens and other Liens permitted under the covenant described in Section 4.12;

(v)to the extent any assets of the Person which is merged or consolidated with or into the Surviving Guarantor Entity are assets of the type which would constitute Collateral under the Secured Debt Documents, the Surviving Guarantor Entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Secured Debt Documents in the manner and to the extent required in this Indenture or any of the Secured Debt Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Secured Debt Documents; and

(vi)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental agreements comply with this Indenture and all conditions precedent have been satisfied.

In the event of:

(a)a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise; or

(b)a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person which is not the Company or a Restricted Subsidiary or an Affiliate of the Company;

then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee and this Indenture; provided that:

(i)the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described under Section 4.13; and

(ii)all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries, shall also terminate.

The covenant herein will not apply to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among the Company and any of its Restricted Subsidiaries that is a Guarantor.

Section 5.02	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, interest, if any, on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

Each of the following is an “Event of Default”:

(a)default for 30 Business Days in the payment when due of interest, if any, on the Notes;

(b)default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(c)failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07, 4.09,  4.13, 4.14, 4.15, 4.20 or 5.01 hereof;

(d)failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in this Indenture  (other than a default referred to in clause (a), (b) or (c) of this Section 6.01);

(e)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness now exists, or is created after the date of this Indenture, if that default:

(i)is caused by a failure to pay principal of, premium on, if any, or interest if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(ii)results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated or may be so accelerated, aggregates $10.0 million or more; provided, however, that if, prior to any acceleration of the notes, (A) any such Payment Default is cured or waived, (B) any such acceleration is rescinded, or (C) such Indebtedness is repaid during the 15 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(f)failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction in amounts not covered by insurance underwritten by third parties or not adequately reserved for in accordance with GAAP aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(g)any representation or warranty or agreement in any Collateral Document or in any certificate, document or other statement delivered in connection therewith was materially inaccurate on the date made or deemed made, the Company or any Restricted Subsidiary of the Company repudiates any of its or their material obligations under the Collateral Documents or the failure by the Company or any Restricted Subsidiary of the Company for 45 days to comply with any of its or their material obligations under the Collateral Documents;

(h)any event of default under a Collateral Document or any of the Collateral Documents securing a material portion of the Collateral shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Company or any Restricted Subsidiary of the Company shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable or of the same effect and priority purported to be created thereby;

(i)the Cripple Creek Expansion Opening Date does not occur by the Cripple Creek Expansion Opening Deadline;

(j)the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(i)commences a voluntary case,

(ii)consents to the entry of an order for relief against it in an involuntary case,

(iii)makes a general assignment for the benefit of its creditors, or

(iv)generally is not paying its debts as they become due;

(k)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case; or

(ii)orders the liquidation of the Company or any of its Restricted Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(l)except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee

(m)failure by the Company to comply with or to be “in balance” under and as defined in the Construction and Disbursement Agreement for a period of more than 60 days; or

(n)the Company or any of its Restricted Subsidiaries shall be a party to any Lease Transaction other than a Permitted Lease Transaction for 60 days after notice to the Company or such Restricted Subsidiary by the Trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class.

The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.02	Acceleration.

In the case of an Event of Default specified in clause (j) or (k) of Section 6.01 hereof, with respect to the Company and any of its Restricted Subsidiaries all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or premium, if any, or the principal of, the Notes.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, that the Trustee shall not have an affirmative obligation to determine whether any direction is prejudicial to other Holders of the Notes.

Section 6.06	Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

(c)such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity against any loss, liability or expense;

(d)the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note expressly set forth herein to receive payment of principal of, premium on, if any, or, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:to the Trustee, its agents and attorneys for amounts due under this Indenture and the Collateral Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12	Exercise of Remedies; Collateral Trust Agreement and Cash Collateral and Disbursement Agreement Matters

Subject to the Collateral Trust Agreement, if any Event of Default occurs and is continuing, and if so directed by the Holders of the Notes pursuant to Section 6.02, Section  6.05 or another section of this Indenture, then the Trustee shall, subject to its rights under this Indenture, promptly instruct the Collateral Trustee to foreclose on any or all of the Collateral in accordance with the Collateral Documents and Applicable Law and/or proceed to enforce any or all remedies available to the Collateral Trustee pursuant to the Collateral Documents or otherwise under Applicable Law or to so direct the Collateral Trustee or to otherwise take any other action or exercise any other right or remedy of the Trustee under this Indenture or any Secured Debt Documents.  Nothing in this Indenture shall be deemed to require the Trustee to direct the Collateral Trustee under the Collateral Trust Agreement unless the Trustee shall have been directed by the Holders of the Notes pursuant to Section 6.02, Section 6.05 or another section of this Indenture.

It is understood and agreed that certain decisions or actions under the Collateral Trust Agreement shall be determined by the Secured Debt Representatives, including through any Act of Required Secured Parties, including decisions described therein relating to the exercise of certain rights or remedies thereunder. In furtherance of the foregoing, in connection with any vote in respect of a decision required to be made under the Collateral Trust Agreement, the Trustee is authorized and directed to (i) provide to the Collateral Trustee any information in the possession of the Trustee in respect of the amounts of principal and interest owing on the Notes and (ii) provide votes and directions to the Collateral Trustee, or if the Trustee receives evidence satisfactory to the Trustee (in its sole discretion, and which may consist solely of an owner certification form) that such Person holds the beneficial interests in such Global Note that it purports to vote, and such evidence of ownership may include a securities position or participant list or other information obtained from DTC or the applicable clearing system and that such Person holding a beneficial interest in such Global Notes shall remain so owned for purposes of such vote or consent that the Trustee may recognize such Person for purposes of voting. Voting of any Global Notes held through a DTC or other clearing system may be conducted in accordance with the normal procedures and rules for DTC or the applicable clearing system and those set forth in the voting request or consent solicitation document.

In addition to the foregoing, in connection with any matter requiring an Act of Required Secured Parties, in all cases in which the Trustee is required to notify Holders of the Notes of any such matter (including any solicitation to such Holders of the Notes to provide their approval or disapproval of the relevant matter), the Trustee may structure the notice to Holders of the Notes so that such notice or solicitation is eligible in accordance with the Applicable Procedures of the Depositary that the Trustee determines, in its sole discretion, to facilitate such vote, including causing such notice to be processed through DTC’s Automated Tender Offer Program (“ATOP”) system.

Any solicitation of the consent or a vote of the Holders of the Notes pursuant to this Section 6.12 may, at the option of the Trustee, be conducted through DTC’s ATOP system (or any successor thereto). If the ATOP system does not permit the transmittal of any vote other than an affirmative vote on behalf of any Holders of the Notes, the Trustee shall disclose in the Vote Notice (as defined below) to Holders of the Notes that failure to vote with respect to the solicited vote will be deemed to be a negative vote with respect to the vote or votes in question and the Trustee shall deem any failure to vote with respect to the solicited vote to be a negative vote with respect to the vote or votes in question.

For any solicitation to Holders of the Notes in connection with any matter under the Collateral Trust Agreement, the Trustee shall provide written notice (the “Vote Notice”) to Holders of the Notes upon written request therefor of the Collateral Trustee. Such Vote Notice shall specify in reasonable detail the subject of the matter to be voted, the vote or consent being solicited from Holders of the Notes, the time period for the vote and any related expiration or other relevant dates and how Holders of the Notes may participate.

If the Trustee receives the requisite percentage from Holders to act hereunder, the Trustee shall vote as a unanimous block in respect of all of the outstanding principal amount of Notes under the Collateral Trust Agreement. To the extent that the Collateral Trust Agreement is in effect, the Holders of the Notes shall not provide any instructions or directions to the Trustee which are not permitted under the Collateral Trust Agreement or this Indenture. The Trustee shall refrain from taking any action under the Collateral Trust Agreement in respect of any Collateral Document unless and until it has received such approval, consent, instruction or other direction from the requisite percentage of Holders hereunder (except as otherwise provided by Article 9).

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)Except during the continuance of an Event of Default:

(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to  this Section 7.01 and Section 7.02.

(e)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)The Trustee shall not be charged with knowledge of (A) any events or other information, or (B) any default or Event of Default under this Indenture or any other agreement unless a Responsible Officer of the Trustee shall have actual knowledge thereof.

(j)The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(k)The Trustee shall have no responsibilities as to the validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be regarded as making nor be required to make, any representations thereto.

(l)The Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Trustee pursuant to the Collateral Trust Agreement or (ii) enable the Trustee or the Collateral Trustee to exercise and enforce its rights under the Indenture or the Secured Debt Documents with respect to such pledge and security interest.  In addition, the Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Company or the Guarantors in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

(m)The Trustee shall be permitted to use overnight carriers to transmit possessory collateral and should not be liable for any items lost or damaged in transit.

(n)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(o)Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(p)The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(q)Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or any Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

Section 7.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04	Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs or after it obtains actual knowledge.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06	[Reserved].
Section 7.07	Compensation and Indemnity.

(a)The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)The Company and the Guarantors will, jointly and severally, indemnify and hold the Trustee harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct.  The Trustee will notify the Company promptly of any third-party claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  Except in the case where the interest of the Company or a Guarantor, on the one hand, and the Trustee, on the other hand, may be adverse, the Company or such Guarantor will defend such claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)When the Trustee incurs expenses or renders services after an Event of Default specified in clause (j) or (k)  of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

Section 7.08	Replacement of Trustee.

(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to the requested date of removal.  The Company may remove the Trustee if:

(i)the Trustee fails to comply with Section 7.10 hereof;

(ii)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)a custodian or public officer takes charge of the Trustee or its property; or

(iv)the Trustee becomes incapable of acting.

(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10	Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(d)this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (g), (i), (l) (m) and (n) hereof will not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, on  interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b)in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(i)the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(e)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(f)the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(g)the Company must deliver to the Trustee and the Collateral Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any,  interest , if any, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee

(which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to Company.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any,  interest , if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee, and the Collateral Trustee, as applicable, may amend or supplement this Indenture, the Notes, the Collateral Documents or the Collateral Trust Agreement:

(a)to cure any ambiguity, defect or inconsistency;

(b)to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(d)to conform the text of this Indenture, the Collateral Documents, the Notes, or the Collateral Trust Agreement to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated February 4, 2021, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Collateral Documents, the Notes, or the Collateral Trust Agreement, which intent may be evidenced by an Officer’s Certificate to that effect;

(e)to provide for the issuance of additional notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(f)to enter into additional or supplemental Collateral Documents or a Collateral Trust Agreement with respect thereto;

(g)to release the Collateral in accordance with the terms of this Indenture and the Collateral Documents and the Collateral Trust Agreement;

(h)to make, complete or confirm any grant of Collateral permitted or required by this Indenture, any of the Collateral Documents or the Collateral Trust Agreements or any release, termination or discharge of the Collateral that becomes effective as set forth in this Indenture, any of the Collateral Documents or the Collateral Trust Agreement;

(i)amend the Collateral Documents as required by the Collateral Trust Agreement or

(j)to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

provided that, neither the trustee nor the collateral trustee shall be required to execute and deliver any such supplement or amendment unless the trustee or the collateral trustee, as applicable shall have received (i) a request of the Company for such amendment or supplement accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amendment or supplement, (ii) an Officer’s Certificate from the Company stating that such amendment or supplement satisfies the provisions above and specifying the applicable provision pursuant to which such amendment or supplement is to be delivered, that all conditions precedent thereto have been satisfied and that such amendment or supplemental is authorized or permitted by this Indenture, the Collateral Trust Agreement and the other Collateral Documents and (iii) an opinion of counsel satisfactory to the trustee stating that such amendment or supplement does not require the consent of any Holder that all conditions precedent thereto have been satisfied and that such amendment or supplement is authorized or permitted by this Indenture, the Collateral Trust Agreement and the Collateral Documents; provided, further, that neither the Trustee nor the Collateral Trustee will be obligated to enter into any such amendment or supplement that affects its own rights, duties or immunities.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee or the Collateral Trustee, as applicable, of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Trustee will be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee and the Collateral Trustee, as applicable, may amend or supplement this Indenture (including, without limitation, Section 3.10, 4.10 and 4.13 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07  hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any,  interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Without the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such notes), no waiver or amendment to this Indenture, any Collateral Document or the Collateral Trust Agreement may make any change that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes. Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee or Collateral Trustee, as applicable, of evidence satisfactory to the Trustee or the Collateral Trustee, as applicable, of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee, or the Collateral Trustee, as applicable, of the documents described in Section 7.02 hereof, the Trustee, or the Collateral Trustee, as applicable, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s or the Collateral Trustee’s (as applicable) own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or Collateral Trustee, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07. hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Section 4.13, 4.14 and 4.15 hereof or the notice period required with respect to any redemption of Notes pursuant to Article 3);

(c)reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d)waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)make any Note payable in money other than that stated in the Notes;

(f)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, on, or interest if any, on the Notes;

(g)waive a redemption payment with respect to any Note (other than a payment required by Section 4.13, 4.14 and 4.15);

(h)make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing and subject to the Collateral Trust Agreement, without the consent of any Holder of the Notes, (i) the administrative agent for the lenders or providers of any Secured Debt may become party to the Collateral Trust Agreement and (ii) any amendment, supplement or modification of the Collateral Documents and the provisions of this Indenture relating to the Shared Collateral to permit the Shared Collateral to secure such Secured Debt on a pari passu basis with the notes may be entered into.

Section 9.03	[Reserved].
Section 9.04	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, except as may be provided by the terms of any request for consent, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05	Notation on or Exchange of Notes.

The Company, or the Trustee, at the written direction of the Company may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee and Collateral Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture or any amendment to the Collateral Documents or the Collateral Trust Agreement  authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee, as applicable.  The Company may not sign an amended or supplemental indenture or any amendment to the Collateral Documents or the Collateral Trust Agreement until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture or any amendment to the Collateral Documents or the Collateral Trust Agreement, the Trustee or the Collateral Trustee, as applicable, will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or such amendment to the Collateral Documents or the Collateral Trust Agreement is authorized or permitted by this Indenture, the

Collateral Documents and the Collateral Trust Agreement, that all conditions precedent thereto have been satisfied and, with respect to such Opinion of Counsel, that such amended or supplemental indenture or amendment to the Collateral Documents or the Collateral Trust Agreement is the legal, valid and binding obligation of the Company or the Guarantors, as applicable, enforceable against them in accordance with its terms.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01	Collateral Documents.

The due and punctual payment of the principal of, premium on if any, and  interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Company to the Holders of Notes, the Collateral Trustee or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents which the Company and the other Grantors have entered into simultaneously with the execution of this Indenture (subject to the receipt of the approvals of the applicable Gaming Authorities).  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause its Subsidiaries (other than Unrestricted Subsidiaries) to take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral (other than with respect to any Restricted Subsidiary and/or Collateral in each case, the security interest is not required to be perfected under the Collateral Documents), in favor of the Collateral Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

Section 10.02	Collateral Trust Agreement.

This Article 10 and the provisions of each other Collateral Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement.  The Issuer and each Grantor consents to, and agree to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform their respective obligations thereunder in accordance therewith.

Section 10.03	[Reserved]
Section 10.04	Release of Collateral.

Subject to the terms of the Collateral Trust Agreement, upon the full and final payment and performance of all Obligations of the Company and the Guarantors under this Indenture and the Notes and, the Liens granted to secure the Obligations of the Company and the Guarantors under this Indenture and the notes will be automatically released. In addition, subject to the terms of the Collateral Trust Agreement, the Collateral Trustee will, upon receipt from the Company of an Officer’s Certificate (i) requesting such release and (ii) certifying that the applicable conditions to such release have been satisfied, release from the Lien created by this Indenture and the Collateral Documents:

(a)Collateral that is sold, transferred, disbursed or otherwise disposed of in accordance with the provisions of this Indenture, the Collateral Documents and the Collateral Trust Agreement; provided that any products or proceeds received by the Company or a Guarantor in respect of the Collateral so sold, transferred, disbursed or otherwise disposed of shall continue to constitute Collateral;

(b) Collateral that is released with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes as provided under Article 9; and

(c)all Collateral upon legal or covenant defeasance pursuant to the provisions under Article 8 or discharge of this Indenture in accordance with the provisions under Article 12 provided that the funds deposited with this Trustee, in trust, for the benefit of the Holders of the Notes as required by such provisions shall not be released other than in accordance with such provisions.

Section 10.05	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the provisions of the Collateral Trust Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.06	Termination of Security Interest.

Upon the full and final payment and performance of all Obligations of the Company under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Trustee stating that such Obligations have been paid in full, and instruct the Collateral Trustee to release the Liens pursuant to this Indenture and the Collateral Documents.  The Collateral Trustee shall execute and deliver to the Company (or any designee of the Company) at the Company’s expense any such lien releases, mortgage releases, dischargers of security interests, pledges and guarantees and other similar discharge or release documents (including notices thereof), as many be required or requested by the Company pursuant to this Indenture to release or evidence the release of, as of record, the security interests and all notices of security interests and liens previously filed by the Collateral Trustee pursuant to this Indenture, and the Collateral Trustee hereby authorizes the Company (or any designee of the Company) to file the foregoing.

Section 10.07Equal and Ratable Sharing of Collateral by Holders of Secured Debt Obligations

This Indenture will provide that, at any time any Secured Debt Obligations are outstanding, notwithstanding:

(1)anything to the contrary contained in the Collateral Documents;

(2)the time of incurrence of any Series of Secured Debt;

(3)the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4)the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Secured Debt upon any Shared Collateral;

(5)the time of taking possession or control over any Shared Collateral;

(6)that any Secured Debt may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)the rules for determining priority under any law governing relative priorities of Liens,

in all cases subject to the terms and conditions of the Collateral Trust Agreement, (x) all Secured Debt Liens in respect of Shared Collateral granted at any time by the Company or any Restricted Subsidiary of the Company will secure, equally and ratably, all present and future Secured Debt Obligations, and (y) all proceeds of all Secured Debt Liens in respect of Shared Collateral granted at any time by the Company or any Restricted Subsidiary of the Company will be allocated and distributed equally and ratably on account of the Secured Debt Obligations, as and to the extent set forth in the Collateral Trust Agreement; provided, however, that pursuant to the terms of the Collateral Trust Agreement, the proceeds of any collection or realization of Shared Collateral or any other value received on account or in connection with remedies with respect to the Shared Collateral and certain other amounts will be applied to revolving credit borrowings under the Credit Agreement prior to the notes and any other Parity Lien Debt.

These provisions of this Indenture are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Secured Debt Liens.  No other Person shall be entitled to rely on or have the benefit of or enforce these provisions.

ARTICLE 11

NOTE GUARANTEES

Section 11.01	Guarantee.

(a)Subject to this Article 11, each of the Guarantors hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, to the Collateral Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, on, interest (including interest accruing after the filing of any petition in bankruptcy or like proceeding relating to the Company or any other Guarantor, whether or not allowed in such proceeding), if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any,  interest  (including interest accruing after the filing of any petition in bankruptcy or like proceeding relating to the Company or any other Guarantor, whether or not allowed in such proceeding), if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders, the Collateral Trustee or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a continuing guarantee of payment and not a guarantee of collection.

(b)The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, marshaling, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be subject to any impairment, set-off, defense, counterclaim or discharge, except by complete performance of the obligations contained in the Notes and this Indenture. Without limiting the generality of the foregoing, this Note Guarantee and the obligations of each Guarantor hereunder shall not be affected by, and each Guarantor hereby waives all rights, claims or defenses that it might otherwise have with respect to:

(i)any renewal, extension or acceleration of, or any increase in the amount of the obligations hereunder, or any amendment, supplement, modification or waiver of, or any consent to departure from, this Indenture; or

(ii)any change, reorganization or termination of the corporate structure or existence of the Company or any other Guarantor or any of their Subsidiaries and any corresponding restructuring of the obligations hereunder; or

(iii)the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the obligations hereunder or any other impairment of such collateral.

(c)If any Holder, the Collateral Trustee or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Collateral Trustee, the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any obligations guaranteed hereby shall be subordinated to, and shall not be enforceable until payment in full of, all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Collateral Trustee and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02	Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03	Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 11.04	Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Guarantor may, directly or indirectly, sell, assign, transfer, convey, or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(a)immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b)either:

(i)subject to Section 11.05 hereof, the Person acquiring the property in any such sale, assignment, transfer, conveyance or disposition or the Person formed by or surviving any such, consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture  on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate Collateral Documents in form reasonably satisfactory to the Trustee; or

(ii)the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof; and

(c)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel saying that such transaction and supplemental indenture (if any) complies with the provisions of this and covenants and conditions precedent thereto have been satisfied.

In case of any such consolidation, merger, sale, assignment, transfer, or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale, assignment, transfer, or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05	Releases.

(a)In the event of any sale, assignment, transfer, conveyance, or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, then the corporation acquiring the property will be released and relieved of any obligations under the Note Guarantee;

(b)In the event of any sale, assignment, transfer, conveyance, or other disposition of all of the Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Guarantor will be released and relieved of any obligations under its Note Guarantee;

provided, in both cases, that (i) such sale, assignment, transfer, conveyance or other disposition is permitted by the terms of this Indenture and (ii) the Net Proceeds of such sale, assignment, transfer, conveyance, or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof.  Upon delivery by the Company to the Trustee and the Collateral Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale, assignment, transfer, conveyance, or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee or the Collateral Trustee, as applicable will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(d)Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge.

This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)either:

(i)all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, interest, if any, to the date of maturity or redemption;

(b)in respect of subclause (ii) of clause (a) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c)the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d)the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Collateral Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Upon a satisfaction and discharge or defeasance pursuant to Article 12 of this Indenture, the Collateral Trustee will cease to act under the Collateral Documents on behalf of the Holders of the Notes and the Collateral will no longer secure the Notes.

Section 12.02	Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01	[Reserved]
Section 13.02	Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Full House Resorts, Inc.
One Summerlin, 1980 Festival Plaza Dr.
Suite 680, Las Vegas, Nevada 89135
Facsimile No.: (702) 221-78000
Attention: Lewis Fanger, Chief Financial Officer

With a copy to:
_______________
Brownstein Hyatt Farber Schreck, LLP

410 17th Street, Denver, Colorado 80202
Facsimile No.: (303) 223-0946
Attention: Jay Spader

If to the Trustee:
Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402
Facsimile No.: (612) 217-5651
Attention: Full House Resorts Notes Administrator

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.03	[Reserved]
Section 13.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Collateral Trustee to take any action under this Indenture or any Collateral Document, the Company shall furnish to the Trustee or Collateral Trustee, as applicable:

(a)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or Collateral Trustee, as applicable (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or Collateral Trustee, as applicable (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture  must include:

(a)a statement that the Person making such certificate or opinion is familiar with this Indenture and any applicable Collateral Documents and has read all covenants or conditions provided for in this Indenture and applicable Collateral Documents relating to the proposed action;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)a statement as to whether or not, in the opinion of such Person, all conditions precedent, if any, and covenants provided for in this Indenture and applicable Collateral Documents relating to the proposed action have been complied with.

Section 13.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, partner, member, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees  or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08	Governing Law; JURISDICTION; WAIVER OF JURY TRIAL

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The parties hereby (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Each of the parties hereto hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Indenture.

Section 13.09	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10	Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11	Severability; Entire Agreement.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. This Indenture and the exhibits hereto and the Secured Debt Documents set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior agreements and understandings, oral or written.

Section 13.12	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Indenture or the Collateral Documents and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, , pursuant to procedures approved by the Trustee. As used herein, “Electronic Signature”

means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

Section 13.13	Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14	Collateral Trustee and Collateral Trust Agreement

(a)The Collateral Trustee shall be an express third party beneficiary and shall enjoy the rights, protections, immunities, and indemnities afforded the Trustee hereunder; provided the foregoing shall not be construed to impose on the Collateral Trustee the duties or standard of care (including any prudent person standard) of the Trustee.

(b)In connection with any matter under the Collateral Trust Agreement requiring an Act of Required Secured Parties, except as otherwise be expressly provided hereunder, the Trustee will deliver an Act of Required Secured Parties under the Collateral Trust Agreement on behalf of all the Holders as a block in the manner directed by Holders of a majority in aggregate principal amount of the Notes then outstanding.

(c)If at any time the Trustee receives notification from the Collateral Trustee of a vote conducted pursuant to the terms of the Collateral Trust Agreement, and this Indenture does not otherwise expressly provide the manner in which the Trustee should act in respect of such vote, the Trustee shall notify the Holders of such vote and request instructions from the Holders as to such vote. In respect of Global Notes, the Trustee shall be fully protected in providing such notice to DTC in accordance with the applicable procedures at DTC (including by sending all such notices to legalandtaxnotices@dtcc.com, provided that that Trustee may, in its discretion, cause such notice to be processed through the DTC’s Automated Tender Offer Program procedures or any successor thereto). The Trustee will have no responsibility or liability for the terms or requirements of any such systems or procedures offered by DTC, or any unavailability thereof. Except in circumstances expressly provided in this Indenture, the Trustee may refrain from voting (or otherwise providing directions to the Collateral Trustee) and shall have no liability for any such failure to provide such vote to the Collateral Trustee (or otherwise providing directions to the Collateral Trustee) in the absence of direction from Holders of a majority in aggregate principal amount of the Notes then outstanding.

Signatures on following page

SIGNATURES

Dated as of February 12, 2021

FULL HOUSE RESORTS, INC.

	By:	/s/ Lewis A. Fanger
		Name:	Lewis A. Fanger
		Title:	Senior Vice President, Chief Financial Officer, and Treasurer

FULL HOUSE SUBSIDIARY, INC.
FULL HOUSE SUBSIDIARY II, INC.
GAMING ENTERTAINMENT (NEVADA) LLC
GAMING ENTERTAINMENT (INDIANA) LLC
STOCKMAN’S CASINO
SILVER SLIPPER CASINO VENTURE LLC
GAMING ENTERTAINMENT (KENTUCKY) LLC
RICHARD AND LOUISE JOHNSON, LLC
FHR-COLORADO LLC
FHR-ATLAS LLC

	By:	/s/ Lewis A. Fanger
		Name:	Lewis A. Fanger
		Title:	Vice President and Treasurer

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Quinton M. DePompolo
	Name:	Quinton M. DePompolo
	Title:	Banking Officer

[Signature Page to Indenture]

Face of Note

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF FULL HOUSE RESORTS, INC..

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN

A[1]-1

REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

CUSIP/CINS ____________

8.250% Senior Secured Notes due 2028

No.	$ _

FULL HOUSE RESORTS, INC.

promises to pay to                or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on February 15, 2028.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Dated:

FULL HOUSE RESORTS, INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

Wilmington Trust, National Association,

as Trustee

A1-2

By:
Authorized Signatory

Dated:

A1-3

Back of Note

8.250% Senior Secured Notes due 2028

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)INTEREST.  Full House Resorts, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.250% per annum from ________________, ___  until maturity .  The Company will pay interest , if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, _____.   The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest , if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any,  interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any,  interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)PAYING AGENT AND REGISTRAR.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)INDENTURE AND COLLATERAL DOCUMENTS .  The Company issued the Notes under an Indenture dated as of February 12, 2021 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Company and its Subsidiaries pursuant to the Collateral Documents referred to in the Indenture.

A1-4

(5)OPTIONAL REDEMPTION.

(a)At any time prior to February 15, 2024, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 108.25%  of the principal amount of the Notes redeemed, plus accrued and unpaid interest , if any, to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), in an amount not to exceed the net proceeds from an Equity Offering by the Company have not been applied pursuant to: clause (a) of Section 3.07, clause (a)(iv)(C)(2) of Section 4.07, clause (b)(iv) of Section 4.07, clause (vi) of paragraph (b) of Section 4.09 and clause (2) of the definition of “Permitted Investments”; provided that:

(i)at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(b)At any time prior to February 15, 2024, , the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)Except pursuant to the two preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to February 15, 2024.

(d)On or after February 15, 2024, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2024	104.125%
2025	102.063%
2026 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

A1-5

(7)GAMING REDEMPTION. Each Holder of a Note will be deemed to have agreed to the Gaming Redemption provisions of Section 3.09.

(8)REPURCHASE AT THE OPTION OF HOLDER.

(a)Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase , subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within ten days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 10 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the  principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, , subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9)NOTICE OF REDEMPTION.  At least 15 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, (or send such notices electronically in accordance with the applicable procedures of the Depositary in the case of Notes in global form) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

A1-6

Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering or a Change of Control.  In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was mailed), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

(10)DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(11)PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(12)AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes  voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes  voting as a single class.  Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder,  to conform the text of the Indenture, the Notes, the Note Guarantees or Collateral Documents  to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated February 4, 2021, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, or the Note Guarantees of Collateral Documents, which intent may be evidenced by an Officer’s Certificate to that effect, to enter into additional or supplemental Collateral Documents, to release Collateral in accordance with the terms of this Indenture and the Collateral Documents, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

(13)DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 Business Days in the payment when due of interest, if any, on, the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the

A1-7

provisions of Sections 4.07, 4.09, 4.10,  or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Company or any of its Restricted Subsidiaries to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) any representation or warranty or agreement in any Collateral Document or in any certificate, document or other statement delivered in connection therewith was materially inaccurate on the date made or deemed made, the Company or any Restricted Subsidiary of the Company repudiates any of its or their material obligations under the Collateral Documents or the failure by the Company or any Restricted Subsidiary of the Company for 45 days to comply with any of its or their material obligations under the Collateral Documents; and (viii)  any event of default under a Collateral Document or any of the Collateral Documents securing a material portion of the Collateral shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Company or any Restricted Subsidiary of the Company shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable or of the same effect and priority purported to be created thereby; (ix) the Cripple Creek Expansion Opening Date does not occur by the Cripple Creek Expansion Opening deadline; (x) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; (xi) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; (xii) failure by the Company to comply with or to be “in balance” under the Construction and Disbursement Agreement for more than 60 days; and (xiii)  the Company or any of its Restricted Subsidiaries shall be a party to any Lease Transaction other than a Permitted Lease Transaction for 60 days after notice to the Company or such Restricted Subsidiary by the trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company and any of its Restricted Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest, if any, on, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

A1-8

(14)TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)NO RECOURSE AGAINST OTHERS.  No past, present or future director, partner, member, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16)AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Full House Resorts, Inc.

One Summerlin

1980 Festival Plaza, Suite 680

Las Vegas, NV 89135

Attention:  Lewis Fanger, Chief Financial Officer

A1-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-10

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

◻ Section 4.10 ◻ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A1-12

Face of Regulation S Temporary Global Note

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF FULL HOUSE RESORTS, INC..

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS

A2-1

OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE/AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

CUSIP/CINS __________

8.250% Senior Secured Notes due 2028

No.	$

FULL HOUSE RESORTS, INC.

promises to pay to _______________ or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on February 15, 2028.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Dated:

FULL HOUSE RESORTS, INC.

By:
Name:
Title:

A2-2

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

A2-3

BACK OF REGULATION S TEMPORARY GLOBAL NOTE

8.250% SENIOR SECURED NOTES DUE 2028

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)INTEREST.  Full House Resorts, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.250% per annum from ________________, ____  until maturity .  The Company will pay interest, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ________________, ____.   The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2)METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any,  interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any,  interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)PAYING AGENT AND REGISTRAR.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)INDENTURE AND COLLATERAL DOCUMENTS .  The Company issued the Notes under an Indenture dated as of February 12, 2021 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject

A2-4

to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Company and its Subsidiaries pursuant to the Collateral Documents referred to in the Indenture.

(5)OPTIONAL REDEMPTION.

(a)At any time prior to February 15, 2024, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 108.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest , if any, to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), in an amount not to exceed the net proceeds from an Equity Offering by the Company have not been applied pursuant to: clause (a) of Section 3.07, clause (a)(iv)(C)(2) of Section 4.07, clause (b)(iv) of Section 4.07, clause (vi) of paragraph (b) of Section 4.09 and clause (2) of the definition of “Permitted Investments”; provided that:

(i)at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(b)At any time prior to February 15, 2024, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)Except pursuant to the two preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to February 15, 2024.

(d)On or after February 15, 2024, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2024	104.125%
2025	102.063%
2026 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

A2-5

(6)MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)GAMING REDEMPTION. Each Holder of a Note will be deemed to have agreed to the Gaming Redemption provisions of Section 3.09.

(8)REPURCHASE AT OPTION OF HOLDER.

(a)Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the  aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase , subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date ( the “Change of Control Payment”).  Within ten days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 10 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, , subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9)NOTICE OF REDEMPTION.  At least 15 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or send such notices electronically in accordance with the applicable procedures of the Depositary in the case of Notes in global form), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if

A2-6

all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering or a Change of Control.  In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was mailed), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

(10)DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(11)PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes.  Only registered Holders have rights under the Indenture.

(12)AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes  voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes  voting as a single class.  Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder,  to conform the text of the Indenture, the Notes, the Note Guarantees or Collateral Documents to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated February 4, 2021, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, or the

A2-7

Note Guarantees or Collateral Documents, which intent may be evidenced by an Officers’ Certificate to that effect, to enter into additional or supplemental Collateral Documents, to release Collateral in accordance with the terms of this Indenture and the Collateral Documents, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

(13)DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 Business Days in the payment when due of interest, if any, on, the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07, 4.09, 4.10,  or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Company or any of its Restricted Subsidiaries to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) any representation or warranty or agreement in any Collateral Document or in any certificate, document or other statement delivered in connection therewith was materially inaccurate on the date made or deemed made, the Company or any Restricted Subsidiary of the Company repudiates any of its or their material obligations under the Collateral Documents or the failure by the Company or any Restricted Subsidiary of the Company for 45 days to comply with any of its or their material obligations under the Collateral Documents; and (viii)  any event of default under a Collateral Document or any of the Collateral Documents securing a material portion of the Collateral shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Company or any Restricted Subsidiary of the Company shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable or of the same effect and priority purported to be created thereby;(ix) the Cripple Creek Expansion Opening Date does not occur by the Cripple Creek Expansion Opening deadline; (x) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; (xi) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; (xii) failure by the Company to comply with or to be “in balance” under the Construction and Disbursement Agreement for more than 60 days; and (xiii)  the Company or any of its Restricted Subsidiaries shall be a party to any Lease Transaction other than a Permitted Lease Transaction for 60 days after notice to the Company or such Restricted Subsidiary by the trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company and any of its Restricted Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest, if any,) if it determines that withholding notice is in their interest.  The Holders of a

A2-8

majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest, if any, on, the Notes .  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14)TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)NO RECOURSE AGAINST OTHERS.  No past, present, or future, director, partner, member, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16)AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Full House Resorts, Inc.

One Summerlin

1980 Festival Plaza, Suite 680

Las Vegas, NV 89135

Attention:  Lewis Fanger, Chief Financial Officer

A2-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

◻ Section 4.10 ◻ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-12

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Company address block]

[Registrar address block]

Re: 8.250% Senior Secured Notes Due 2028

Reference is hereby made to the Indenture, dated as of February 12, 2021 (the “Indenture”), among Full House Resorts, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ◻   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ◻   Check if Transferee will take delivery of a beneficial interest in [the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ◻   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)◻ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)◻ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)◻ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)◻ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) [if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000,] an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ◻   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ◻   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ◻   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ◻   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)◻ a beneficial interest in the:

(i)◻   144A Global Note (CUSIP _________), or

(ii)◻   Regulation S Global Note (CUSIP _________), or

(iii)◻   IAI Global Note (CUSIP _________); or

(b)(b) ◻ a Restricted Definitive Note.

2.After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ◻   a beneficial interest in the:

(i)◻   144A Global Note (CUSIP _________), or

(ii)◻   Regulation S Global Note (CUSIP _________), or

(iii)◻   IAI Global Note (CUSIP _________); or

(iv)◻   Unrestricted Global Note (CUSIP _________); or

(b)  ◻   a Restricted Definitive Note; or

(c)  ◻   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Company address block]

[Registrar address block]

Re: 8.250% Senior Secured Notes Due 2028

(CUSIP [ ])

Reference is hereby made to the Indenture, dated as of February 12, 2021 (the “Indenture”), among Full House Resorts, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ◻ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ◻ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ◻ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv)

C-1

the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ◻ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ◻ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ◻ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ◻ 144A Global Note, ◻ Regulation S Global Note, ◻ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Company address block]

[Registrar address block]

Re: 8.250% Senior Secured Notes Due 2028

Reference is hereby made to the Indenture, dated as of February 12, 2021 (the “Indenture”), among Full House Resorts, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ◻ a beneficial interest in a Global Note, or

(b)  ◻ a Definitive Note,

we confirm that:

1.We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and[, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000,] an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4.We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 12, 2021 (the “Indenture”) among Full House Resorts, Inc., (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest (including interest accruing after the filing of any petition in bankruptcy or like proceeding relating to the Company or any other Guarantor, whether or not allowed in such proceeding), if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest (including interest accruing after the filing of any petition in bankruptcy or like proceeding relating to the Company or any other Guarantor, whether or not allowed in such proceeding), if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes, the Collateral Trustee and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Full House Resorts, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 12, 2021 providing for the issuance of 8.250% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4.NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:	,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Authorized Signatory